SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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HARRAH’S ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Harrah’s Entertainment, Inc. One Harrah’s Court Las Vegas, Nevada 89119 USA

March 14, 2006

Dear Fellow Stockholders:

We cordially invite you to attend our 2006 Annual Meeting of Stockholders, which will be held on Tuesday, April 25, 2006, at 11:00 a.m. in the Scintas Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada.

At the meeting, we will elect three directors, vote on our Amended and Restated 2004 Equity Incentive Award Plan, and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006.

Whether or not you expect to attend the meeting, please promptly complete, sign, date and return the enclosed proxy card, or grant your proxy electronically over the Internet or by telephone, so that your shares will be represented at the meeting. If you do attend, you may vote in person even if you have sent in your proxy card or voted electronically or by telephone.

We look forward to seeing you at the meeting.

Sincerely,

Gary W. Loveman Chairman of the Board, Chief Executive Officer and President

HARRAH’S ENTERTAINMENT, INC.
NOTICE OF MEETING

The 2006 Annual Meeting of Stockholders of Harrah’s Entertainment, Inc. will be held in the Scintas Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada on Tuesday, April 25, 2006, at 11:00 a.m. for the following purposes:

1.                To elect three Class I directors for three-year terms;

2.                To approve our Amended and Restated 2004 Equity Incentive Award Plan;

3.                To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2006 calendar year; and

4.                To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

Stockholders of record owning shares of our common stock at the close of business on February 27, 2006, are entitled to vote at the meeting. A complete list of these stockholders will be available for ten days prior to the meeting at the Company’s executive offices at One Harrah’s Court, Las Vegas, Nevada 89119.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, AND 3.

Michael D. Cohen Corporate Secretary

March 14, 2006

PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, OR GRANT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.

PROXY STATEMENT

Introduction

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement:

•        “we” and “the Company” mean Harrah’s Entertainment, Inc. Our executive offices are located at One Harrah’s Court, Las Vegas, Nevada 89119; and

•        “Annual Meeting” means the 2006 Annual Meeting of Stockholders to be held on April 25, 2006, at 11:00 a.m. in the Scintas Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada, and any adjournment or postponement thereof.

A copy of our 2005 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about March 21, 2006.

QUESTIONS AND ANSWERS

WHAT IS THE PURPOSE OF THE ANNUAL MEETING? At the annual meeting, stockholders will be asked to vote on the following proposals:

1.                To elect three Class I directors for three-year terms;

2.                To approve our Amended and Restated 2004 Equity Incentive Award Plan; and

3.                To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2006 calendar year.

The stockholders also will transact any other business that properly comes before the meeting.

WHO IS ENTITLED TO VOTE? The record date for the meeting is February 27, 2006. Only stockholders of record at the close of business on that date are entitled to vote at and attend the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the meeting is our common stock. Each outstanding share of common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were 183,666,523 shares of our common stock outstanding. You may also have another person attending the meeting represent you by signing a proxy designating that person to act on your behalf.

WHAT IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER? If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, then your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. Proposals 1 and 3 to be presented at the Annual Meeting are considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held by your broker. Proposal 2, however, is not considered routine and, therefore, may not be voted on by your broker absent instructions by you.

WHAT IF I HOLD SHARES IN THE COMPANY STOCK FUND OF THE HARRAH’S ENTERTAINMENT, INC. SAVINGS AND RETIREMENT PLAN, THE HORSESHOE GAMING HOLDING CORP. 401(k) PLAN, THE CAESARS ENTERTAINMENT, INC. 401(k) PLAN, OR THE GRAND CASINOS, INC. 401(k) PLAN? If you are a participant in the Company Stock Fund of any of these plans, you have the right to vote the shares in your account. To do this, you must sign and timely return the proxy card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the proxy card. Your proxy card or telephone or Internet instructions will be considered your confidential voting instructions, and the plan trustee will direct your vote in the manner you indicate on the proxy card or in your telephone or Internet instructions. In order to do this, the plan trustee will receive overall vote tallies from our proxy tabulator, The Bank of New York, for all participants in the plans. The overall vote tallies will not show how individual participants voted. The trustee will then register the vote tallies with the Inspector of Elections at the Annual Meeting. If a plan participant’s voting instruction is not received by The Bank of New York before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in the plan will be voted at the Annual Meeting by the investment committee under the applicable plan or a delegated member of such committee.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING? The holders of a majority of the shares of our common stock outstanding on the record date entitled to vote at the meeting must be present, in person or by a valid proxy, for a quorum to be met and for any business to be conducted. Proxies received but marked as abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING? If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

HOW DO I VOTE?

1.                YOU MAY VOTE BY MAIL. If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

2.                YOU MAY VOTE BY TELEPHONE. If you are a registered stockholder (if you hold your common stock in your own name), you may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

3.                YOU MAY VOTE ON THE INTERNET. If you are a registered stockholder (if you hold your common stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

CAN I VOTE BY TELEPHONE OR ON THE INTERNET IF I AM NOT A REGISTERED STOCKHOLDER? If your shares are held in “street name” by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to submit your proxy by telephone or on the Internet. Participants in the Company Stock Fund of the Harrah’s Entertainment, Inc. Savings and Retirement Plan, the Horseshoe Gaming Holding Corp. 401(k) Plan, the Caesars Entertainment, Inc. 401(k) Plan, or the Grand Casinos, Inc. 401(k) Plan can submit their proxy by telephone or on the Internet.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY? Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•        signing and returning another proxy card with a later date;

•        submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed);

•        giving written notice of revocation to the Company’s Secretary prior to or at the Annual Meeting; or

•        voting at the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed on the date of the Annual Meeting. Any written notice revoking a proxy should be sent to our Corporate Secretary at One Harrah’s Court, Las Vegas, Nevada 89119 and must be received before the polls are closed.

WHO WILL COUNT THE VOTES? The votes will be tabulated and certified by our transfer agent, The Bank of New York. A representative of The Bank of New York will serve as the inspector of elections.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS? Your Board recommends that you vote:

•        FOR election of the three nominees to the Board of Directors;

•        FOR approval of the Company’s Amended and Restated 2004 Equity Incentive Award Plan; and

•        FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED? If you send in a signed proxy but do not give any voting instructions, your shares will be voted FOR all proposals listed on the proxy card.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING? Our Board of Directors does not know of any other business that will be presented at the meeting. If any other proposal properly comes up for a vote at the meeting in which a proxy has discretionary authority, the proxy holders will vote your shares in accordance with their best judgment.

WHAT ARE MY VOTING OPTIONS ON EACH PROPOSAL? You have several choices on each of the matters to be voted upon at the Annual Meeting. On the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify as directors voting against. On the other matters, by checking the appropriate box, you may: (a) vote “For” the proposal; (b) vote “Against” the proposal; or (c) ”Abstain” from voting on the proposal.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS? For Proposal 1, pursuant to our bylaws and Delaware law, directors receiving a plurality of the votes represented and entitled to vote at the meeting shall be required. For Proposal 3, pursuant to our bylaws and Delaware law, an affirmative vote of a majority of shares of common stock represented and entitled to vote at the meeting is required to approve this proposal. Abstentions will have no effect on the outcome of these proposals. Broker non-votes will not result from these proposals. For Proposal 2, in accordance with New York Stock Exchange listing requirements, an affirmative vote of the holders of a majority of shares of common stock cast on such proposal, in person or by proxy, is required, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our common stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of the NYSE Votes Cast. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against this proposal.

HOW WILL ABSTENTIONS BE TREATED? If you abstain from voting on one or more proposals, we will still include your shares for purposes of determining whether a quorum is present. Pursuant to our bylaws, we will not treat abstentions as votes for or against Proposals 1 and 3. However, the NYSE Votes Cast requirement treats abstentions as a vote against Proposal 2.

WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION? If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

BOARD OF DIRECTORS

General Information—Election of Directors

Our Certificate of Incorporation provides for a Board of Directors of not less than three nor more than seventeen directors and authorizes the Board periodically to set the number of directors within that range by a majority vote. The number of director positions currently set by the Board is thirteen. As of our Annual Meeting, our Board will have eleven director positions, as the number of director positions will be reduced by the Board after the retirements of Joe M. Henson and William Barron Hilton.

Our Certificate of Incorporation also divides our Board of Directors into three classes with staggered terms. Each class of directors is elected for a term of three years. Three Class I directors are to be elected at the 2006 Annual Meeting for a three-year term ending in 2009.

Our Board has nominated the following individuals for election to Class I positions with their term in office expiring in 2009: Charles L. Atwood, R. Brad Martin, and Gary G. Michael.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES.

In the event that any of these nominees becomes unable or decides not to serve as a director at the time of the Annual Meeting, our Board will either reduce the number of directors to be elected or select a substitute nominee, and the proxy will be voted for the substitute, unless authority has been withheld. We presently have no reason to believe that the nominees listed above will be unable or will decide not to serve if elected, and each nominee has informed us that he or she consents to serve and will serve if elected.

Nominees: Class I, Term to Expire 2009

Charles L. Atwood

Mr. Atwood, 57, has been a director of the Company since July 2005 and Chief Financial Officer since 2001. He was a Senior Vice President from April 2001 to February 2006 and Treasurer from October 1996 to November 2003. He was a Vice President of the Company from October 1996 to April 2001. Mr. Atwood is also a director of Equity Residential, an owner and operator of multi-family properties.

R. Brad Martin

Mr. Martin, 54, has been Chairman of the Board of Saks Incorporated (formerly Proffitt’s, Inc.), a retail department store company, since 1989, and served as its Chief Executive Officer until January 2006. He is also a director of First Horizon National Corporation, a banking corporation. Mr. Martin has been a director of the Company since July 1996.

Gary G. Michael

Mr. Michael, 65, a private investor, was Chairman of the Board and Chief Executive Officer of Albertsons, Inc., a grocery supermarket company, from February 1991 to April 2001. He is also a director of Questar, Inc., an energy development company, OfficeMax Incorporated, a business-to-business and retail distributor of office products, IDACORP, Inc., an energy company, and The Clorox Company, a household products manufacturing company. Mr. Michael has been a director of the Company since November 2001. He is a member of the Audit and Finance Committees of the Board.

The terms of the Company’s four Class II directors expire at the annual meeting of stockholders to be held in 2007, and the terms of the Company’s four Class III directors expire at the annual meeting of stockholders to be held in 2008. Following is information about each Class II and Class III director.

Directors: Class II, Term Expires 2007

Stephen F. Bollenbach

Mr. Bollenbach, 63, has been Co-Chairman of the Board and Chief Executive Officer of Hilton Hotels Corporation, a hotel and hospitality company, since May 2004, and was its Chief Executive Officer and President from February 1996 to May 2004. He was also a Director and Chairman of the Board of Caesars Entertainment, Inc. from December 1998 until the effective date of its merger with the Company. He is also a director of Time Warner Inc., a media and entertainment company. He is a member of the Audit Committee of the Board of Directors.

Ralph Horn

Mr. Horn, 65, a private investor, was Chairman of the Board of First Tennessee National Corporation, a banking corporation, from January 1996 until December 2003. He was a director of that company from July 1991 to December 2003 and was its Chief Executive Officer from April 1994 to July 2002, its President from July 1991 to July 2002, and its Chief Operating Officer from 1991 to 1994. He is also a director of Gaylord Entertainment Company, a hospitality and entertainment company, and Mid-America Apartment Communities, Inc., an umbrella partnership real estate investment trust. He has been a director of the Company since July 1995. He is a member of the Human Resources and Nominating/Corporate Governance Committees of the Board.

Gary W. Loveman

Mr. Loveman, 45, has been a director of the Company since February 2000, Chief Executive Officer since January 2003, and Chairman of the Board since January 2005. He has been the Company’s President since April 2001 and was its Chief Operating Officer from May 1998 through December 2002. He was a member of the three-executive Office of the President from May 1999 to April 2001 and was Executive Vice President from May 1998 to May 1999. Mr. Loveman was Associate Professor of Business Administration, Harvard University Graduate School of Business Administration from 1994 to 1998, where his responsibilities included teaching MBA and executive education students, research and publishing in the field of service management, and consulting and advising large service companies. He is also a director of Coach, Inc., a designer and marketer of high quality handbags and women’s and men’s accessories.

Boake A. Sells

Mr. Sells, 68, a private investor, was Chairman of the Board and Chief Executive Officer of Revco D.S., Inc., a retail pharmacy chain, from September 1987 to October 1992 and was President of that company from April 1988 to June 1992. He has been a director of the Company since February 1990. He is a member of the Human Resources and Nominating/Corporate Governance Committees of the Board.

Directors: Class III, Term to Expire 2008

Barbara T. Alexander

Ms. Alexander, 57, an independent consultant, was Senior Advisor for UBS Warburg, an investment banking firm, from October 1999 to January 2004. She was a Managing Director of Dillon Read & Co, Inc., an investment banking firm, and successor companies from January 1992 until October 1999. She is also a director of Centex Corporation, a building and related services company, Burlington Resources, an independent oil and gas company, and Federal Home Loan Mortgage Corporation, or “Freddie Mac”, a stockholder-owned company that supports home ownership and rental housing. Ms. Alexander has been a director of the Company since February 2002. She is Chairperson of the Audit Committee and is a member of the Finance Committee.

Frank J. Biondi, Jr.

Mr. Biondi, 61, is Senior Managing Director of WaterView Advisors LLC, a private equity fund specializing in media. He has held this position since June 1999. He was Chairman and Chief Executive Officer of Universal Studios from April 1996 through November 1998 and President and Chief Executive Officer of Viacom, Inc. from July 1987 through January 1996. He is also a director of The Bank of New York Company, Inc., a financial holding company and provider of banking and financial services, Amgen, Inc., a biotechnology company, Hasbro, Inc., a developer of children’s and family leisure time entertainment products, Seagate Technology, a manufacturer of memory devices for computing and consumer electronic devices, and Cablevision Systems Corporation, an entertainment and telecommunications company. He has been a director of the Company since May 2002. He is Chairman of the Human Resources and Nominating/Corporate Governance Committees.

Robert G. Miller

Mr. Miller, 61, is Chairman of the Board of Rite-Aid, Inc., a retail pharmacy chain, a position he has held since December 1999. He was Chief Executive Officer of that company from December 1999 to July 2003. He was Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, from May 1999 until December 1999, Vice Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. a grocery supermarket company, from July 1998 to May 1999, and Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. from 1991 to July 1998. He is also a director of Nordstrom, Inc., a fashion specialty retailer, and a director and Chairman of Wild Oats Markets, Inc., a natural and organic foods retailer. He has been a director of the Company since May 1999. He is a member of the Human Resources and Nominating/Corporate Governance Committees of the Board.

Christopher J. Williams

Mr. Williams, 48, has been Chairman of the Board and Chief Executive Officer of Williams Capital Group, L.P., an investment bank, since 1994, and Chairman of the Board and Chief Executive Officer of Williams Capital Management, LLC, an investment management firm, since 2002. He is also a director of The Partnership for New York City, the National Association of Securities Professionals, the Securities Industry Association, and Wal-Mart Stores, Inc., a retail store company. He has been a director of the Company since November 2003. He is a member of the Audit Committee of the Board.

The terms of Joe M. Henson and William Barron Hilton, both Class I directors, expire at the 2006 Annual Meeting. Messrs. Henson and Hilton are retiring from the Board in accordance with the Board’s policy on retirement and, therefore, are not standing for re-election. Upon their retirements, the number of director positions on the Board will be reduced to eleven.

Joe M. Henson

Mr. Henson, 72, a private investor, was a director and Chairman of the Board of LEGENT Corporation, a computer systems software and services company, from October 1989 until February 1995 and was a director of that company and Chairman of its Executive Committee from January 1995 to May 1995. He was Chief Executive Officer of LEGENT Corporation from October 1989 to April 1992. He has been a director of the Company since April 1991. He is a member of the Audit and Finance Committees of the Board.

William Barron Hilton

Mr. Hilton, 78, has been Co-Chairman of the Board of Hilton Hotels Corporation, a hotel and hospitality company, since May 2004. He was Chairman of the Board of that Company from February 1996 to May 2004, and Chief Executive Officer from 1966 to 1996. He was a director of Caesars Entertainment, Inc. from December 1998 until the effective date of its merger with the Company. He is a member of the Human Resources and Nominating/Corporate Governance Committees of the Board of Directors.

The Board of Directors and Committees of the Board

The Company has adopted Corporate Governance Guidelines governing the conduct of its Board of Directors. The charters of our Audit Committee, Human Resources Committee and Nominating/Corporate Governance Committee are attached as exhibits to the Guidelines. The Company has approved a Code of Conduct applicable to each director, officer and employee of the Company and has also approved a process by which stockholders may communicate with the Board. The Corporate Governance Guidelines, our Code of Conduct, the process for communicating with the Board of Directors, and the charter for each of these Committees are posted on the Company’s web site at www.harrahs.com under the “Investor Relations” link on our home page. The Company will provide a copy of its Corporate Governance Guidelines, including charters of each of these committees, our Code of Conduct and the process by which stockholders may communicate with our Board , upon receipt of a written request addressed to Harrah’s Entertainment, Inc., Attn: Corporate Secretary, One Harrah’s Court, Las Vegas, Nevada 89119.

Our Board of Directors met five times during 2005. During the year, overall attendance by incumbent directors averaged 93% at Board meetings and 96% at Committee meetings. With the exception of Mr. Martin, all of the members of our Board of Directors attended our 2005 Annual Meeting of Stockholders.

The non-management members of our Board of Directors regularly meet in executive sessions in conjunction with each regularly scheduled meeting of the Board. Mr. Miller has been chosen to preside over all executive sessions of the non-management directors.

A majority of our directors are independent directors. Our Board of Directors determines whether a director is independent through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director not merely from the director’s standpoint, but also that of persons or organizations with which the director has an affiliation. In making its determination, the Board of Directors adheres to the standards of the New York Stock Exchange (“NYSE”) and has adopted and employed the categorical standards described on Annex A in determining whether a relationship is material and, thus, would disqualify a director from being independent. Using these standards, the Board of Directors has affirmatively determined that none of the following directors have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and therefore they each qualify as independent directors: Ms. Alexander and Messrs. Biondi, Bollenbach, Henson, Hilton, Horn, Michael, Miller, Sells and Williams. Messrs. Atwood and Loveman, officers of the Company, have not been determined to be independent. The Board has not determined Mr. Martin to be independent due to a previous landlord/tenant relationship with the Company that ended in all material respects in 2003. However, the Board has determined that Mr. Martin would be independent except for the application of the “look-back” periods included within the NYSE’s corporate governance rules and our categorical standards regarding director independence.

Our Board committees include standing Audit, Human Resources, and Nominating/Corporate Governance committees.

The Audit Committee is comprised of five members, each of whom has been determined to be independent as set forth in our categorical standards, the listing requirements of the NYSE, and the rules and regulations of the Securities and Exchange Commission. Additionally, our Board of Directors has determined that each of the members of our Audit Committee is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee met fifteen times during 2005. The responsibilities of the Audit Committee are outlined in a written charter which is available on our website. We limit the number of public company audit committees on which members of our Audit Committee may serve to four other public company audit committees. Mr. Michael, a member of the Committee, serves on the audit committee of three other public companies. The Board of Directors has determined that such service does not impair his ability to serve as a member of the Company’s Audit Committee.

The Human Resources Committee is comprised of five members, each of whom has been determined to be independent as set forth in our categorical standards and the listing requirements of the NYSE. Each member is a non-employee director pursuant to Section 16b under the Securities Exchange Act of 1934 and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986. The Human Resources Committee met five times during 2005. This Committee serves as the Company’s compensation committee and has overall responsibility for approving and evaluating the director and officer compensation plans, programs and policies of the Company. It reviews and approves the Chief Executive Officer’s objectives and compensation, and also approves the annual compensation of the Chief Operating Officer, Chief Financial Officer and other executive officers. The Human Resources Committee also administers the Company’s bonus and other incentive compensation plans.

The Nominating/Corporate Governance Committee is comprised of five members, each of whom has been determined to be independent as set forth in our categorical standards and in the listing requirements of the NYSE. The Nominating/Corporate Governance Committee met four times during 2005. It acts as the nominating committee of the Board. It considers and makes recommendations concerning the Board’s size and composition, the number of non-management directors, the qualifications of members and potential nominees for membership, including nominees recommended by stockholders, and membership of committees of the Board. The Nominating/Corporate Governance Committee is also responsible for identifying criteria for Board membership. Such criteria shall ensure that directors are chosen based on perspective, experience, knowledge, and independence of judgment, enabling them to contribute most effectively to the functioning of the Board and the meeting of its responsibilities. Directors will be selected without regard to race, religion, sex, or national origin. Age shall be a consideration in selecting new directors so as to maintain a sound age balance on the Board and so that turnover through retirement at reasonable intervals can be expected. There should be a predominance of business backgrounds, balanced by qualified individuals who can bring additional sets of experiences and perspectives to the Board. Regional balance is desirable, and a high degree of interest and involvement are prime requisites. The Nominating/Governance Committee is also responsible for the development and recommendation to the Board of corporate governance guidelines applicable to the Company and oversight of the annual review of the Board’s performance.

In addition to its standing committees described above, the Board also has an ad hoc Finance Committee that is currently comprised of three members. It met three times during 2005 and is authorized to determine and approve transactions that will allow the Company to incur additional indebtedness within the limits established by the Board of Directors.

Stockholders who wish to communicate with the Nominating/Corporate Governance Committee concerning potential candidates for our Board of Directors should do so by corresponding with our Corporate Secretary addressed to Harrah’s Entertainment, Inc., Attn: Corporate Secretary, One Harrah’s Court, Las Vegas, Nevada 89119. Any such communication should be made in accordance with our bylaws. Our bylaws provide that any stockholder entitled to vote at the annual meeting may nominate a person for election to the Board by complying with the procedures set forth in Article III, Section 1, of the bylaws. In general, these procedures provide as follows:

•        the notice from a stockholder must be received by the Company between 60 and 90 days before the annual meeting;

•        if the Company has given less than 70 days notice or prior public disclosure of the date of the meeting, the notice from the stockholder must be received by the close of business on the 10th day following the date the Company’s notice for the meeting was mailed or such public disclosure was made, whichever occurs first;

•        the stockholder’s notice must state the proposed nominee’s name, age, business address, residence address, principal occupation, number of shares of common stock of the Company owned, and other information about the person as required under Securities and Exchange Commission rules and regulations for director nominees to be named in a proxy statement;

•        the name, record address and number of shares of common stock of the Company owned by the stockholder recommending the proposed nominee; and

•        the Company may require other information as may be reasonably required to determine the eligibility of the proposed nominee to serve as a director.

A copy of our bylaws is available to a stockholder by sending a written request to our Corporate Secretary. The Nominating/Corporate Governance Committee follows the procedures in our bylaws and accordingly will consider candidates recommended by stockholders who comply with our bylaws. The Committee also considers the current composition of the Board and the criteria and guidelines for Board membership set forth in the Corporate Governance Guidelines and in the charter of the Nominating/Corporate Governance Committee, both of which documents are available on our website. Service on our Board of Directors also requires the receipt of certain regulatory approvals. Proposed nominees recommended by stockholders in accordance with the above procedures, including our bylaw requirements, will receive the same consideration as nominees of the Nominating/Corporate Governance Committee.

Compensation of Directors

Directors who are not employees of the Company or any of our subsidiaries earn a monthly fee of $14,583.33 plus $1,500 for each non-regularly scheduled committee meeting they attend as a committee member. Committee chairpersons receive an additional monthly retainer as follows: Audit Committee receives $1,666.67, Human Resources Committee receives $833.33, and Nominating/Corporate Governance Committee receives $416.67. Directors are reimbursed for expenses reasonably incurred in connection with their service on the Board.

Pursuant to a director stock program, each director automatically receives 50% of his or her director fees in our common stock in lieu of cash fees. Each director has the right to make an annual election to receive the remaining 50% of his or her director fees in all common stock in lieu of cash fees for the duration of the program.

Grants of our common stock pursuant to the director stock program are made quarterly for an amount of our common stock, based on the market value on the grant date, equal in value to 50% of the fees that the director earned during the previous three-month grant period (or 100% of the fees if the director elected to receive the remaining 50% of fees in our common stock). Shares that are granted cannot be disposed of until at least six months after the date of grant. A director may make an annual election to defer the grant of shares to be made the ensuing fiscal year. Deferred shares are then granted 30 days after the director’s retirement from our Board in a lump sum or in up to ten annual installments, as he or she may elect. In certain circumstances, the grant date of these deferred shares will be not less than six months after the directors retirement from our board. These elections are made prior to each fiscal year. However, a director may request the modification of his or her choice as to a lump sum or installments by following specific procedures required by law. This request is subject to approval of the Human Resources Committee. We have created a trust to assure the payment of benefits pursuant to the directors stock program.

The following table sets forth the compensation provided by the Company to non-employee Directors during 2005:

Name	Annual Retainer(1)	Committee Meeting Fees	Committee Chairman Fee(2)	Group Health Insurance Premium	Total
Barbara T. Alexander	$147,500	$25,500	17,500	$—	$190,500
Frank J. Biondi, Jr.	147,500	1,500	15,000	—	164,000
Stephen F. Bollenbach(3)	92,500	7,500	—	—	100,000
Joe M. Henson	147,500	18,000	—	—	165,500
W. Barron Hilton(3)	92,500	—	—	—	92,500
Ralph Horn	147,500	1,500	—	1,321	150,321
R. Brad Martin	147,500	—	—	8,830	156,330
Gary G. Michael(4)	147,500	47,000	—	—	194,500
Robert G. Miller	147,500	1,500	—	—	149,000
Boake A. Sells	147,500	1,500	—	10,946	159,946
Christopher J. Williams	147,500	15,000	—	—	162,500

(1)          From January 1, 2005 through June 30, 2005, the annual retainer for non-employee directors was $120,000. On July 1, 2005, the annual retainer was increased to $175,000.

(2)          From January 1, 2005 through June 30, 2005, the annual retainer for the Audit Committee chairman was $15,000. On July 1, 2005, the annual retainer for the Audit Committee chairman was increased to $20,000.

(3)          Messrs. Bollenbach and Hilton became members of our board of directors in June 2005.

(4)   Mr. Michael is a member of our Compliance Committee, which oversees our compliance programs for gaming and other laws and regulations we are subject to. For his services on the Compliance Committee, Mr. Michael receives a per meeting fee, currently $1,000 per meeting, and an annual retainer, currently $30,000 per year. In 2005, Mr. Michael received $27,500 for his service on the Compliance Committee, which was paid in cash.

Until May 1, 1996, directors were eligible to participate in another unfunded compensation deferral program, the Executive Deferred Compensation Plan. Four current non-management directors deferred part of their cash fees pursuant to the Executive Deferred Compensation Plan prior to May 1, 1996 and currently have account balances in the Plan. See “Employment Arrangements” for more information about the Executive Deferred Compensation Plan.

Each non-management director is also provided with travel accident insurance of $500,000 while traveling on behalf of the Company. Incumbent non-management directors who served on the Board as of February 21, 2001, are entitled to participate in the Company’s standard group health insurance plans while serving as a director. This program is not available to directors elected or appointed after February 21, 2001. The Company pays the premium cost for this insurance. Each director receiving these benefits incurred taxable income equal to the premium cost of the group insurance.

Non-management directors elected prior to February 21, 2001 received a grant of 1,000 shares of restricted stock vesting in ten annual installments over ten years. Directors who served a full ten years under this program received another ten-year grant of 1,000 shares. Current directors who have these grants are Messrs. Horn, Martin, Miller, and Sells. This program was terminated on February 21, 2001, with respect to further grants to new directors. Non-management directors who were initially elected between February 2001 and January 2004 received a non-qualified stock option grant of 5,000 shares upon being elected or appointed to the Board. Directors serving during that same time period received an annual nonqualified stock option grant of 2,000 shares. These particular stock option programs have been discontinued.

Pursuant to the Company’s 2004 Equity Incentive Award Plan, directors are eligible for grants of equity awards as may be approved by the Human Resources Committee from time to time.

In November 2003, our Board of Directors implemented stock ownership guidelines for its non-management members. Within two years of first being elected, a director is expected to own and maintain a number of shares of the Company’s common stock having a minimum value equal to two times his or her annual retainer. Shares granted to a director for his or her service on the Company’s Board of Directors are included in determining the value of the director’s holdings. Each of our non-management directors was in compliance with these stock ownership guidelines as of December 31, 2005.

Except as provided in the governing plan document and any administrative regulations thereunder governing the options, or unless otherwise approved by the Human Resources Committee, all unvested options granted to a non-management director will be forfeited and returned to the plan when the director leaves the Board.

Ownership of Harrah’s Entertainment Common Stock

The following table lists the beneficial ownership of our common stock as of January 31, 2006, for all current directors, our five executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned on January 31, 2006(a)(b)	% of Shares Outstanding (net of treasury shares) as of January 31, 2006
Barbara T. Alexander	11,693	*
Charles L. Atwood	224,525	*
Frank J. Biondi, Jr.	12,669	*
Stephen F. Bollenbach.	64,847	*
John M. Boushy	204,527	*
Stephen H. Brammell	226,873	*
Joe M. Henson	39,624	*
William Barron Hilton.	4,555,210	2.4%
Ralph Horn	36,645	*
Gary W. Loveman	1,323,594	*
R. Brad Martin	27,818	*
Gary G. Michael	12,727	*
Robert G. Miller	16,297	*
Boake A. Sells	43,892	*
Christopher J. Williams	6,694	*
Timothy J. Wilmott	559,743	*
All directors and executive officers as a group	7,615,875	4.1%

*                    Indicates less than 1%

(a)           Shares listed in the table include shares allocated to accounts under the Harrah’s Entertainment, Inc. Savings and Retirement Plan as of January 31, 2006. The amounts shown also include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Ms. Alexander, 4,500 shares; Mr. Atwood, 132,667 shares; Mr. Biondi, 6,000 shares; Mr. Bollenbach, 0 shares; Mr. Boushy, 135,468 shares; Mr. Brammell, 152,132 shares; Mr. Henson, 4,000 shares; Mr. Hilton, 0 shares; Mr. Horn, 4,000 shares; Mr. Loveman, 1,153,614 shares; Mr. Martin, 4,000 shares; Mr. Michael, 6,500 shares; Mr. Miller, 4,000 shares; Mr. Sells, 4,000 shares; Mr. Williams, 1,500 shares; Mr. Wilmott, 418,521 shares; all directors and executive officers as a group, 2,201,369 shares.

(b)          The amounts shown include the following rights to shares pursuant to our 1996 Non-Management Directors Stock Incentive Plan or our 2004 Equity Incentive Award Plan (including shares that may be acquired within 60 days pursuant to outstanding stock options) and deferred at the election of the directors: Mr. Biondi, 3,669 shares; Mr. Bollenbach, 627 shares; Mr. Henson, 23,124 shares; Mr. Hilton, 1,137 shares; Mr. Horn, 22,545 shares; Mr. Martin, 16,618 shares; Mr. Michael, 4,227 shares; Mr. Sells, 20,892 shares; Mr. Williams, 5,194 shares.

PROPOSAL TO APPROVE THE COMPANY’S
AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN

General

The Board of Directors of the Company (the “Board”) and the stockholders previously adopted and approved the Harrah’s Entertainment, Inc. 2004 Equity Incentive Award Plan (the “2004 Plan”) for members of the Board, employees and consultants of the Company and its subsidiaries. Upon the recommendation of the Human Resources Committee of the Board, the Board has adopted an amendment and restatement of the 2004 Equity Incentive Award Plan (the “Amended and Restated 2004 Plan”), subject to stockholder approval. The 2004 Plan was amended to:

•        increase by 11,500,000 the number of shares of Common Stock available for grant;

•        permit transfers of awards (other than incentive stock options) to trusts or other entities whose beneficiaries or beneficial owners include the Participant; and

•        allow the Committee to adopt amendments to the Amended and Restated 2004 Plan and any applicable award agreement, or to adopt policies and procedures, or take any other actions that the Committee deems necessary to exempt an award from Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”), as adopted by The American Jobs Creation Act of 2004, or to comply with the requirements of Section 409A of the Code.

The Amended and Restated 2004 Plan will become effective when approved by our stockholders at the 2006 Annual Meeting of Stockholders. The Amended and Restated 2004 Plan is being submitted to our stockholders to allow for performance-based cash and equity compensation that is paid thereunder to be deductible by the Company for federal income tax purposes under Section 162(m) of the Code. Section 162(m) places a $1 million annual limit on the amount of compensation paid to each of the Company’s named executive officers that may be deducted by the Company for federal income tax purposes, generally, unless such compensation constitutes “qualified performance-based compensation,” which is based on the achievement of pre-established performance goals set by a committee of the Board pursuant to an incentive plan that has been approved by our stockholders. Stockholder approval of the Amended and Restated 2004 Plan will constitute stockholder reapproval of the performance criteria in the 2004 Plan (which have not been amended under the Amended and Restated 2004 Plan and which are described below) and will satisfy the stockholder approval requirements of Section 162(m) for five additional years.

If the Amended and Restated 2004 Plan is not approved by our stockholders, the 2004 Plan will continue in full force in accordance with its terms as they were in effect immediately prior to the adoption of the Amended and Restated 2004 Plan, and the Amended and Restated 2004 Plan will not take effect.

The Board believes that the Amended and Restated 2004 Plan will continue to promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance. The Board believes it is in the best interest of the Company and its stockholders to approve the Amended and Restated 2004 Plan as proposed.

The Amended and Restated 2004 Plan authorizes an additional 11,500,000 shares of Common Stock for awards. As of January 31, 2006, 327,481 shares remained available for new awards under the 2004 Plan, plus any shares that might be returned to the 2004 Plan after such date due to a termination, expiration or lapse of an award issued under the 2004 Plan. As of February 27, 2006, the record date, the closing price of the Common Stock on the NYSE was $72.75 per share. The 2004 Plan initially reserved 5,000,000 shares of Common Stock, plus approximately 1,959,960 shares authorized for prior plans.

If the stockholders approve the Amended and Restated 2004 Plan, the Company will amend the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan to not allow the issuance of any award after the date of such amendment. As of January 31, 2006, this plan had 4,915,022 shares of Common Stock available for issuance.

The Amended and Restated 2004 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2004 Plan is set forth below. The summary is qualified by reference to the full text of the Amended and Restated 2004 Plan, which is attached as Annex B to this Proxy Statement.

Administration

The Amended and Restated 2004 Plan is administered by the Human Resources Committee of the Board. The Human Resources Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or employees who are “covered employees” within the meaning of Section 162(m) of the Code. The Human Resources Committee currently includes and will include in the future at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, and an “outside director” pursuant to Section 162(m) of the Code.

The Human Resources Committee has the exclusive authority to administer the Amended and Restated 2004 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction. However, the Human Resources Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the Amended and Restated 2004 Plan include all members of the Board and approximately 875 officers and employees. Although consultants of the Company and its subsidiaries are eligible to participate in the Amended and Restated 2004 Plan, as determined by the Human Resources Committee, the Company has not in the past issued awards under the 2004 Plan to consultants and currently does not have any plans to issue awards under the Amended and Restated 2004 Plan to consultants.

Shares Subject to the Plan

The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the Amended and Restated 2004 Plan. The shares of Common Stock covered by the Amended and Restated 2004 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the Amended and Restated 2004 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the Amended and Restated 2004 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the number of shares available for issuance under the Amended and Restated 2004 Plan.

The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the Amended and Restated 2004 Plan during any rolling three calendar-year period is 3,000,000.

Plan Benefits

During the fiscal year ended December 31, 2005, we granted options under the 2004 Plan covering 4,278,700 shares, and restricted stock for 12,742 shares, which does not include restricted stock issued to non-executive officer directors pursuant to our director stock program in lieu of cash fees. In February 2006, we granted stock appreciation rights under the 2004 Plan covering 70,559 shares, and restricted stock for 30,745 shares.

Because awards under the Amended and Restated 2004 Plan are determined by the Human Resources Committee (or its designee), we cannot determine the benefits or amounts that will be received or allocated in the future under the Amended and Restated 2004 Plan. The table below shows stock options and restricted stock granted in the fiscal year ended December 31, 2005 to the individuals and groups indicated. These awards are not necessarily indicative of awards that we may make in the future.

Name and Position	Stock Options(1)	Number of shares of Restricted Stock(2)
Gary W. Loveman	1,000,000	—
Chairman of the Board, Chief Executive Officer and President
Timothy J. Wilmott	200,000	—
Chief Operating Officer
Charles L. Atwood	200,000	—
Chief Financial Officer
John M. Boushy	100,000	—
Executive Vice President-Project Development and Design & Construction
Stephen H. Brammell	50,000	—
Senior Vice President and General Counsel
Executive Officer Group	1,680,000	—
Non-Executive Director Group(3)	—	—
Non-Executive Officer Employee Group	2,598,700	12,742

(1)          Market-priced options that vest 1/3 on the January 1 after the grant date, and 1/3 on each January 1 for the next 2 years and have a seven-year term. The grant noted above for Mr. Loveman occurred in June 2005 and vested 20% on January 1, 2006, and vests 20% each January 1 thereafter.

(2)          The shares of restricted stock vests 1/3 on the January 1 after the grant date, and 1/3 on each January 1 for the next 2 years.

(3)          Does not include stock issued to non-executive officer directors pursuant to our director stock program in lieu of cash fees.

Equity Compensation Plan Information

The table below sets froth information regarding our equity compensation plans as of the record date, February 27, 2006.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by stockholders(3)	12,462,445	$54.26	5,127,479
Equity compensation plans not approved by stockholders(4)	83,407	55.65	7,901
Total	12,545,852	54.27	5,135,380

(1)   The weighted average remaining contract life for the options, warrants and rights set forth in this column is 5.0 years.

(2)   Excluding securities reflected in column (a). Includes 4,901,052 shares available for issuance under the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan. If our stockholders approve the Amended and Restated 2004 Equity Incentive Award Plan, the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan will be amended to not allow the issuance of any awards effective as of the date of our Annual Meeting.

(3)   Includes the Company’s 2004 Equity Incentive Award Plan, 2001 Executive Stock Incentive Plan, 1996 Non-Management Directors Stock Incentive Plan, 1990 Restricted Stock Plan, 1990 Stock Option Plan, Park Place Entertainment Corporation 1998 Stock Incentive Plan, Park Place Entertainment Corporation 1998 Independent Director Stock Option Plan, and the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan

(4)   Includes the Harrah’s Entertainment, Inc. 2001 Broad-Based Stock Incentive Plan. The 2001 Broad-Based Stock Incentive Plan was not required to be approved by stockholders pursuant to rules of the New York Stock Exchange in existence at that time.

Awards

The Amended and Restated 2004 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. Since adoption, the Human Resources Committee has only awarded options, restricted stock and stock appreciation rights under the 2004 Plan. No determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the Amended and Restated 2004 Plan. In addition to the above, see the Summary Compensation Table and Option Grants in fiscal year ended December 31, 2005, for information on prior awards to named executive officers.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options, may be granted pursuant to the Amended and Restated 2004 Plan. The option exercise price of all stock options granted pursuant to the 2004 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Human Resources Committee, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee’s death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price or by delivering other property acceptable to the Human Resources Committee. If tendering previously issued shares, such shares must have been held for such period of time as may be required by the Human Resources Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the Amended and Restated 2004 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Human Resources Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Human Resources Committee.

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

The other types of awards that may be granted under the 2004 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, restricted stock units, and other stock-based awards. The shares of Common Stock under the Amended and Restated 2004 Plan may also be used as a tool to provide long-term compensation to our officers and employees, similar to the Time Accelerated Restricted Stock Award Plans, or TARSAP’s, that we have used previously under other equity plans.

The Human Resources Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Human Resources Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

•      net earnings (either before or after interest, taxes, depreciation and amortization),

•      economic value-added (as determined by the Human Resources Committee),

•      sales or revenue,

•      net income (either before or after tax),

•      operating earnings,

•      cash flow (including, but not limited to, operating cash flow, and free cash flow),

•      cash flow return on capital,

•      return on net assets,

•      return on shareholders’ equity,

•      return on assets,

•      return on capital,

•      shareholder returns,

•      return on sales,

•      gross or net profit margin,

•      productivity,

•      expense,

•      margins,

•      operating efficiency,

•      customer satisfaction,

•      working capital,

•      earnings per share,

•      price per share, and

•       market share.

These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Human Resources Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Human Resources Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Change In Control

In the event of a Change in Control of the Company, as defined below, in which awards made pursuant to the Amended and Restated 2004 Plan are converted, assumed or replaced by a successor, and upon termination of a Participant’s employment with the Company without cause within 24 months following such Change in Control, all of such Participant’s outstanding awards will become fully exercisable and all forfeiture restrictions on awards will lapse.

A “Change of Control” is defined as:

(1)   the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(A)  an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company,

(B)   an acquisition of voting securities by the Company, or

(C)   an acquisition of voting securities pursuant to a transaction described in clause (3) below that would not be a Change of Control under clause (3);

(2)   during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(3)   the consummation by the Company (whether directly or indirectly) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

(A)  which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

(B)   after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the successor entity; or

(4)   the Company’s stockholders approve a liquidation or dissolution of the Company.

Transferability of Awards

Generally, awards granted under the Amended and Restated 2004 Plan may not be transferred or encumbered by a participant, other than by will or the laws of descent and distribution. The Committee by express provision in the award or an amendment thereto may permit an award (other than incentive stock option) to be transferred to certain persons or entities related to the participant, including but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions. Unlike the 2004 Plan, the Amended and Restated 2004 also permits awards to be transferred to trusts or other entities whose beneficiaries or beneficial owners include the participant. In addition, all transfers shall be made without consideration.

Amendment and Termination

The Human Resources Committee, subject to approval of the Board, may terminate, amend, or modify the Amended and Restated 2004 Plan at any time; provided that stockholder approval will be obtained for any amendment:

•      to the extent necessary and desirable, to comply with any applicable law, regulation or stock exchange rule,

•      to increase the number of shares available under the Amended and Restated 2004 Plan,

•       to permit the Human Resources Committee to grant options with a price below fair market value on the date of grant, or

•       to extend the exercise period for an option beyond ten years from the date of grant.

In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the Amended and Restated 2004 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

Unlike the 2004 Plan, the Amended and Restated 2004 Plan also provides that if the Human Resources Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Human Resources Committee may adopt amendments to the Plan and the applicable award agreement, or adopt other policies and procedures, or take any other actions that the Human Resources Committee deems necessary to exempt the award from Code Section 409A or to comply with the requirements of Code Section 409A.

In no event may an award be granted pursuant to the Amended and Restated 2004 Plan on or after the tenth anniversary of the date the stockholders approve the Amended and Restated 2004 Plan.

Federal Income Tax Consequences

With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Amended and Restated 2004 Plan generally follow certain basic patterns:

•       SARs are taxed and deductible in substantially the same manner as nonqualified stock options;

•       nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant);

•       stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment; and

•       compensation otherwise effectively deferred is taxed when paid.

In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Vote Required

In accordance with New York Stock Exchange listing requirements, adoption of the Amended and Restated 2004 Plan requires an affirmative vote of the holders of a majority of shares of common stock cast on such proposal, in person or by proxy, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our common stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of NYSE Votes Cast. Abstentions will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN.

EQUITY COMPENSATION PLAN INFORMATION
(as of December 31, 2005)

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by stockholders(3)	12,837,096	$53.83	5,209,341
Equity compensation plans not approved by stockholders(4)	88,074	55.35	5,382
Total	12,925,170	53.84	5,214,723

(1)          The weighted average remaining contract life for the options, warrants and rights set forth in this column is 5.1 years.

(2)          Excluding securities reflected in column (a). Includes 4,895,736 shares available for issuance under the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan. If our stockholders approve the Amended and Restated 2004 Equity Incentive Award Plan, the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan will be amended to not allow the issuance of any awards effective as of the date of our Annual Meeting.

(3)          Includes the Company’s 2004 Equity Incentive Award Plan, 2001 Executive Stock Incentive Plan, 1996 Non-Management Directors Stock Incentive Plan, 1990 Restricted Stock Plan, 1990 Stock Option Plan, Park Place Entertainment Corporation 1998 Stock Incentive Plan, Park Place Entertainment Corporation 1998 Independent Director Stock Option Plan, and the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan.

(4)          Includes the Harrah’s Entertainment, Inc. 2001 Broad-Based Stock Incentive Plan. The 2001 Broad-Based Stock Incentive Plan was not required to be approved by stockholders pursuant to rules of the New York Stock Exchange in existence at that time.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, acting on the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP, as our independent registered public accounting firm to examine and report to stockholders on the consolidated financial statements of our Company and its subsidiaries for the year 2006. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

The action of the Board of Directors in appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year 2006 will be ratified upon an affirmative vote of the holders of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions will not be treated as votes for or against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2006.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider the retention of that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

Other Matters at the Meeting

The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Harrah’s Entertainment, Inc.:

Our role is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in our charter, the Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent auditors their firm’s independence.

Based on the review and discussion referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Barbara T. Alexander, Chairperson
Stephen F. Bollenbach Joe M. Henson Gary G. Michael Christopher J. Williams

The above Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

FEES PAID TO DELOITTE & TOUCHE LLP

The following table summarizes the aggregate fees paid or accrued by the Company to Deloitte & Touche LLP during 2005 and 2004:

	2005	2004
	(in thousands)
Audit Fees(a)	$6,091	$4,165
Audit-Related Fees(b)	299	693
Tax Fees(c)	352	254
All Other Fees (d)	1	6
Total	$6,743	$5,118

(a)           Audit Fees—Fees for audit services billed in 2005 and 2004 consisted of:

•  Audit of the Company’s annual financial statements, including the audits of the various subsidiaries conducting gaming operations as required by the regulations of the respective jurisdictions;

•  Sarbanes-Oxley Act, Section 404 attestation services;

•  Reviews of the Company’s quarterly financial statements; and

•  Comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission (“SEC”) matters.

(b)          Audit-Related Fees—Fees for audit-related services billed in 2005 and 2004 consisted of:

•  Quarterly revenue and compliance audits performed at certain of our properties as required by state gaming regulations;

•  Financial accounting and reporting consultations;

•  Sarbanes-Oxley Act, Section 404 advisory services;

•  Internal control reviews;

•  Employee benefit plan audits; and

•  Agreed-upon procedures engagements.

(c)           Tax Fees—Fees for tax services paid in 2005 and 2004 consisted of tax compliance and tax planning and advice:

•  Fees for tax compliance services totaled $61,000 and $19,500 in 2005 and 2004, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

             i.  Federal, state and local income tax return assistance

         ii.  Requests for technical advice from taxing authorities

     iii.  Assistance with tax audits and appeals

•  Fees for tax planning and advice services totaled $291,000 and $234,400 in 2005 and 2004, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

             i.  Purchase and installation of tax return preparation software

         ii.  Tax advice related to structuring certain proposed mergers, acquisitions and disposals

     iii.  Tax advice related to the alteration of employee benefit plans

       iv.  Tax advice related to an intra-group restructuring

(d)          All Other Fees—These fees consisted of the purchase of market data reports during 2004 and 2005.

		2005	2004
Memo:	Ratio of Tax Planning and Advice Fees and All Other Fees to Audit
	Fees, Audit-Related Fees and Tax Compliance Fees	0.05:1	0.05:1

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The services performed by Deloitte & Touche LLP in 2005 and 2004 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its February 26, 2003, meeting, and amended at its April 15, 2004, meeting. This policy describes the permitted audit, audit-related, tax and other services that Deloitte & Touche may perform. Any requests for audit services must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Except for such services which fall under the de minimis provision of the pre-approval policy, any requests for audit-related, tax or other services also must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit, tax and other services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.                The service is not an audit, review or other attest service;

2.                The estimated fees for such services to be provided under this provision do not exceed a defined amount of total fees paid to the independent auditor in a given fiscal year;

3.                Such services were not recognized at the time of the engagement to be non-audit services; and

4.                Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee.

The fees approved under the de minimis provision were as follows:

	2005	2004
	(in thousands)
Audit-Related Services	$25	$–
Tax Services	–	25
All Other Services	1	6

EXECUTIVE OFFICER COMPENSATION

The Summary Compensation Table below sets forth certain compensation information concerning the Company’s Chief Executive Officer and our four additional most highly compensated executive officers during 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1) Other Annual Compensation	($)(2) Restricted Stock Award(s)	(#) Securities Underlying Options	($)(3) All Other Compensation
Gary W. Loveman	2005	$1,688,462	$3,650,000	$621,364	$—	1,000,000	$67,574
Chairman of the Board, Chief	2004	$1,322,692	2,000,000	434,125	—	250,000	46,211
Executive Officer and President	2003	1,213,654	597,500	611,132	__	130,000	15,555
Timothy J. Wilmott	2005	1,096,154	1,973,075	48,969	—	200,000	43,863
Chief Operating Officer	2004	948,461	1,434,074	—	—	175,000	32,533
	2003	858,576	379,168	69,106	—	97,500	16,079
Charles L. Atwood	2005	922,115	1,700,000	12,221	—	200,000	35,082
Chief Financial Officer	2004	798,461	1,177,500	—	—	123,000	25,349
	2003	696,923	348,596	—	—	75,000	14,029
John M. Boushy	2005	764,423	850,000	11,829	—	100,000	49,475
Executive Vice President—	2004	565,461	521,390	—	—	60,000	39,279
Project Development and Design	2003	430,154	109,904	—	—	45,547	32,815
and Construction
Stephen H. Brammell	2005	441,058	439,545	21,481	—	50,000	17,488
Senior Vice President and	2004	361,346	300,169	—	—	30,000	12,423
General Counsel	2003	332,038	84,836	—	—	28,467	21,505

(1)           Other Annual Compensation includes the amounts in the following table:

Name	Year	Company match on deferred compensation contributions	Allocated amount for aircraft usage and the associated taxes	Executive long term disability insurance and the associated taxes	Allocated amount for company lodging and the associated taxes	Financial Counseling
Gary W. Loveman	2005	$—	$462,218	$50,654	$82,045	$19,700
	2004	—	287,475	46,520	87,442	—
	2003	—	390,559	—	83,130	—
Timothy J. Wilmott	2005	—	40,716	—	—	—
	2004	—	—	—	—	—
	2003	39,515	—	—	—	—
Charles L. Atwood	2005	—	—	—	—	—
	2004	—	—	—	—	—
	2003	—	—	—	—	—
John M. Boushy	2005	—	—	—	—	—
	2004	—	—	—	—	—
	2003	—	—	—	—	—
Stephen H. Brammell	2005	—	—	—	—	—
	2004	—	—	—	—	—
	2003	—	—	—	—	—

Other Annual Compensation for perquisites for Messrs. Atwood, Boushy and Brammell in 2005 aggregated more than $10,000; however, no individual perquisite amount exceeded $10,000. Perquisites for Messrs. Loveman and Wilmott in 2005 are detailed in the table above only to the extent the individual perquisite amount exceeds $10,000.

The Company does not provide a fixed benefit pension plan for its executives. The amounts set forth above for deferred compensation earnings are a function of deferred income voluntarily contributed by the executives.

In past proxy statements, we reported personal use of Company aircraft using the Standard Industry Fare Level (SIFL) tables published by the Internal Revenue Service. The SIFL tables are used to determine the amount of compensation income that is imputed to the executive for tax purposes for personal use of corporate aircraft. Beginning with this Proxy Statement, for all three years in the table above, we are using a revised methodology that calculates the incremental cost to us based on the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of the Company-owned aircraft, and the cost of maintenance not specifically related to trips. For security reasons, Mr. Loveman is required to use Company aircraft for personal and commuter travel. Mr. Loveman’s aircraft usage was $361,734, $253,325 and $317,720 for commuting travel and $99,479, $34,150, and $19,093 for personal travel for 2005, 2004, and 2003, respectively.

The amount allocated to Mr. Loveman for company lodging while in Las Vegas and the associated taxes is based on his taxable earnings for company provided lodging in these years.

(2)          Mr. Atwood was awarded 20,000 shares of restricted stock in 2002 pursuant to a Time Accelerated Restricted Stock Award Program (“TARSAP”). These shares will vest on January 1, 2007, provided he remains in active employment with the Company. Mr. Loveman received a grant in 2002 of 108,378 shares of restricted stock in connection with his promotion to Chief Executive Officer. 25% of these shares vested on January 1, 2006, the remaining shares will vest in increments of 25% on January 1, 2007, and 50% on January 1, 2008. The number of unvested shares held by Messrs. Loveman, Wilmott, Atwood, Boushy and Brammell as of December 31, 2005 was 108,378, 80,000, 60,000, 40,000 and 40,000, respectively. The market value of the unvested restricted stock awards granted to Messrs. Loveman, Wilmott, Atwood, Boushy and Brammell as of December 31, 2005 was $7,726,268, $5,703,200, $4,277,400, $2,851,600 and $2,851,600, respectively. Dividends are payable when declared on restricted stock in the same manner and to the same extent as dividends are payable on other shares of common stock.

(3)          All Other Compensation consists of the amounts in the following table:

Name	Year	Executive Term Life Insurance	Earnings in excess of market rates on retirement benefits under the DCP	Matching contributions to the Company’s Savings and Retirement Plan	Matching contributions to the ESSP II/ESSP and earnings in excess of market rates on retirement benefits under the ESSP II/ESSP
Gary W. Loveman	2005	$10,942	$—	$6,300	$50,332
	2004	2,975	—	6,150	37,086
	2003	—	—	12,000	3,555
Timothy J. Wilmott	2005	6,092	—	6,300	31,471
	2004	—	—	6,150	26,383
	2003	—	—	12,000	4,079
Charles L. Atwood	2005	5,328	1,785	6,000	21,969
	2004	—	1,745	6,150	17,454
	2003	—	2,029	12,000	—
John M. Boushy	2005	4,406	—	6,000	39,069
	2004	—	—	5,572	33,707
	2003	—	192	10,308	22,315
Stephen H. Brammell	2005	2,520	—	6,300	8,668
	2004	—	—	6,150	6,273
	2003	—	—	12,000	9,505

As stated in note (1) above, the Company does not provide a fixed benefit pension plan for its executives but maintains deferred compensation plans (collectively, “DCP”) and an Executive Supplemental Savings Plan II (“ESSP II”) under which the executives may defer a portion of their compensation. ESSP II replaced our Executive Supplemental Savings Plan (“ESSP”) for future deferrals beginning on January 1, 2005. Amounts deposited into DCP earn interest at rates approved by the Human Resources Committee. The ESSP II is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives. In 2005, Messrs. Loveman, Wilmott, Boushy and Brammell received an interest enhancement related to their conversion of retirement benefits from the DCP to the ESSP II, with payment of a portion of these amounts contingent on meeting certain requirements related to age and length of tenure with the Company. In 2004 and 2003, Messrs. Loveman, Wilmott, Boushy and Brammell received an interest enhancement related to their conversion of retirement benefits from the DCP to the ESSP, with payment of a portion of these amounts contingent on meeting certain requirements related to age and length of tenure with the Company.

The following table gives information regarding grants of stock options made during 2005 to our executive officers named in the Summary Compensation Table, including information concerning the potential value of such options based on assumed annual rates of stock price appreciation for the seven-year option terms. The Human Resources Committee makes annual grants to employees in June of each year. The Committee has authority to change the annual grant date and to make option grants at other times.

OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
Name	Number of Securities Underlying Options Granted(#)(2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh.)	Expiration Date	5%	10%
Gary W. Loveman	1,000,000	19.9%	$73.95	6/17/2012	$30,105,076	$70,157,630
Timothy J. Wilmott	200,000	4.0%	73.95	6/17/2012	6,021,015	14,031,526
Charles L. Atwood	200,000	4.0%	73.95	6/17/2012	6,021,015	14,031,526
John M. Boushy	100,000	2.0%	73.95	6/17/2012	3,010,508	7,015,763
Stephen H. Brammell	50,000	1.0%	73.95	6/17/2012	1,505,254	3,507,881

(1)          The dollar amounts under these columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price. In the above table, we did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. There is no assurance that the value realized by an officer will be at or near the value estimated above.

(2)          Employees vest 1/3 in the right to exercise these options on the January 1 after the grant date, and 1/3 on each January 1 for the next 2 years, other than Mr. Loveman’s grant noted above, which vested 20% on January 1, 2006, and vests 20% each January 1 thereafter. Options are subject to certain conditions, including compliance with terms and conditions of the options as approved by the Human Resources Committee. Generally, options are nontransferable except by will or the laws of descent and distribution. See “Report of the Human Resources Committee on Executive Compensation” for more information concerning stock option awards.

The following table gives certain information concerning stock option exercises during 2005 by our executive officers named in the Summary Compensation Table. It also gives information concerning option values.

AGGREGATED OPTION EXERCISES IN 2005 AND
DECEMBER 31, 2005 OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised,
			Options Held at		In-the-Money Options
			December 31, 2005(#)		at December 31, 2005($)(1)
	Shares
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gary W. Loveman	88,400	$3,916,108	616,601	1,676,388	$21,705,942	$18,388,787
Timothy J. Wilmott	—	—	209,813	554,000	5,387,976	8,238,174
Charles L. Atwood	223,129	5,667,159	—	307,000	—	2,228,685
John M. Boushy	64,433	2,160,112	66,952	155,182	3,015,708	1,102,984
Stephen H. Brammell	—	—	115,976	79,489	3,499,376	637,847

(1)          Amount represents the difference between the aggregated option price of unexercised in-the-money options and a $71.29 market price on December 30, 2005, which was the closing price of our common stock on the last trading day of 2005.

Employment Arrangements

Mr.  Loveman’s employment agreement provides that Mr. Loveman will serve as Chief Executive Officer and President from January 1, 2003 until January 1, 2008. Mr. Loveman’s initial annual salary at January 1, 2003 was $1,400,000, subject to annual merit reviews by the Human Resources Committee. Pursuant to the agreement, Mr. Loveman received a grant of stock options valued at $5,000,000 at the time Mr. Loveman’s agreement was executed and a deferrable restricted stock grant having an estimated value of $5,000,000 (based on the price of the common stock on the date of the grant) pursuant to the Company’s 2001 Executive Stock Incentive Plan (the “Promotional Award”). The stock options have a term of seven years. Both the stock options and the restricted stock vested 25% on January 1, 2006, and will vest 25% on January 1, 2007, and 50% on January 1, 2008, based on his continued employment.

Pursuant to his employment agreement, Mr. Loveman is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and long-term incentive compensation (equity awards) as approved by the Human Resources Committee. In addition, Mr. Loveman received an individual supplemental long-term disability policy with a maximum benefit of $5,000,000 payable in one lump sum fully paid by the Company during the term of his agreement. The agreement also requires Mr. Loveman, for security purposes, to use the Company’s aircraft, or other private aircraft, for himself and his family for business and personal travel. The agreement also provides that Mr. Loveman will be provided with accommodations while performing his duties in Las Vegas, and the Company will also pay Mr. Loveman a gross-up payment for any taxes incurred for such accommodations. Our Board can terminate the employment agreement with or without cause, and Mr. Loveman can resign, at any time.

If the Company terminates the agreement without cause, or if Mr. Loveman resigns for good reason (as defined in the agreement):

•       Mr. Loveman’s salary and right to participate in Company benefit plans (other than bonus and long-term incentive plans) will continue for a period of two years beginning on the date of termination;

•       His stock options and restricted stock will continue to vest during this two-year period (including 100% vesting upon a change in control), with any unvested options that do not vest before the expiration of the two-year period to be forfeited, except those provided pursuant to the Promotional Award;

•       The Promotional Award will continue to vest according to its regular vesting schedule; and

•       He will receive any bonus accrued for the prior year and pro-rata for the current year up to the date of termination.

If the Company terminates the agreement for cause, Mr. Loveman’s unvested stock options and any shares of unvested restricted stock, including those received as part of his Promotional Award, will be cancelled and his salary will end as of the termination date.

After his employment with the Company terminates for any reason, Mr. Loveman will be entitled to participate in the Company’s group health insurance plans applicable to corporate executives, including family coverage, for his lifetime. The Company will pay 80% of the premium on an after-tax basis for this coverage, and Mr. Loveman will incur imputed taxable income equal to the amount of the Company’s payment. When Mr. Loveman becomes eligible for Medicare coverage, the Company’s group health insurance plan will become secondary, and Mr. Loveman will be eligible for the same group health benefits as normally provided to our other retired management directors. He will incur imputed taxable income equal to the premium cost of this benefit.

If a change in control were to occur during the term of Mr. Loveman’s employment agreement, and his employment was terminated involuntarily or he resigned for good reason (as defined) within two years after the change in control, or if his employment was involuntarily terminated within six months before the change in control under defined circumstances, Mr. Loveman would be entitled to receive the severance benefits under his severance agreement (if then in force) in lieu of the salary and rights under his employment agreement. This benefit would also apply if a change in control were to occur under certain circumstances and Mr. Loveman voluntarily terminated his employment during a 30-day period following the first anniversary of the change in control.

The agreement provides that Mr. Loveman will not compete with the Company for a period of two years after termination of his active full time employment (which for this purpose does not include the salary continuation period).

We also have employment agreements with our other executive officers named in the Summary Compensation Table, which provide that they are employed at the salaries described in the Table for 2005, subject to merit increases as our Human Resources Committee of the Board of Directors may approve. Mr. Wilmott’s agreement expires January 1, 2008; Mr. Boushy’s agreement expires January 30, 2009; Mr. Brammell’s agreement expires January 8, 2008; and Mr. Atwood’s agreement expires January 27, 2010.

During the term of these employment agreements, each executive is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and equity awards under the Company’s Equity Incentive Award Plan as approved by the Human Resources Committee. The Company can terminate the employment agreement immediately with or without cause upon 30 days prior written notice. The executive can voluntarily resign upon 30 days prior written notice, or upon six months prior written notice if he or she is going to work or act in competition with the Company.

Mr.  Boushy’s employment agreement was amended by the Human Resources Committee effective January 20, 2006, to provide a three year term and a promotional award of 50,000 stock appreciation rights and 30,000 shares of restricted stock under the 2004 Equity Incentive Award Plan (granted on February 15, 2006) vesting in one-third increments on January 1, 2007, January 1, 2008, and January 1, 2009. In addition, if Mr. Boushy is terminated without cause or dies prior to January 1, 2007, 20,000 shares of common stock that are unvested under a promotional stock option award granted on October 14, 2004 and any unvested shares under the TARSAP II program (as described in the Human Resources Committee Report) will automatically vest.

If the Company terminates any of these agreements without cause or does not renew the agreement upon expiration, the executive will receive eighteen months’ salary continuation and will not compete with the Company during that time. Stock options, restricted stock and stock appreciation rights will generally continue to be exercisable and to vest during the salary continuation, including vesting upon a change in control. Unvested shares of regular restricted stock are forfeited as of the executive’s termination date. TARSAP shares would not vest during the salary continuation unless the performance targets set forth were achieved and the Human Resources Committee, in its discretion, were to approve the vesting based on the recommendation of our Chief Executive Officer. If there were a change in control during the salary continuation and noncompete period, any unvested stock options would vest, and the next scheduled vesting installment of TARSAP shares would vest. If the Company terminates the employment agreement for cause or if the executive voluntarily resigns, the executive’s unvested options and any shares of unvested restricted stock, including TARSAP shares, will be cancelled, and all salary and benefits will end as of the termination date.

If the executive attains specified age and service requirements and his employment then terminates other than for cause, he will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage and the Company will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with the Company. Mr. Boushy is entitled to the lifetime coverage described above, and his spouse (during her lifetime) and dependents (so long as they qualify as dependents under the group health insurance plan) are also entitled to such coverage.

For executives in the Executive Deferred Compensation Plan (“EDCP”), the executive will earn the retirement rate under the EDCP if he attains specified age and service requirements and if his employment is terminated without cause or if we elect not to renew the agreement when it expires. The executive receives service credit under the EDCP for any salary continuation and noncompete period. Mr. Atwood, the only executive officer named in the Summary Compensation Table that is enrolled in the EDCP, has attained the specified age and service requirements under the EDCP.

Severance Agreements

We have entered into severance agreements with each of the executives listed in the Summary Compensation Table above (the “Severance Agreements”). The Severance Agreements relate to a change in control. We believe these agreements reinforce and encourage the attention and dedication of our executives if they are faced with the possibility of a change in control of the Company that could affect their employment. Mr. Loveman’s and Mr. Wilmott’s Severance Agreements became effective January 1, 2003. The Severance Agreements of Messrs. Atwood, Boushy and Brammell became effective January 1, 2004.

The Severance Agreements provide, under the circumstances described below, for a compensation payment (the “Compensation Payment”) of three times the executive’s “annual compensation” (which includes salary and bonus amounts but excludes restricted stock vestings and compensation or dividends related to restricted stock or stock options).

Pursuant to his Severance Agreement, Mr. Loveman is entitled to a Compensation Payment if (i) within two years after a change in control of the Company, his employment terminates involuntarily or if he resigns for good reason (as defined); (ii) his employment is terminated without cause within six months before a change in control (under defined circumstances); or (iii) he voluntarily terminates his employment during a 30-day period following the first anniversary of a change in control under certain circumstances. Messrs. Atwood’s, Boushy’s, Brammell’s and Wilmott’s Severance Agreements entitle each of them to Compensation Payments after a change in control if, within two years of the change in control, their employment is terminated involuntarily, or they resign with good reason (as defined), or if their employment is terminated without cause within six months before a change in control (under defined circumstances).

A change in control is defined in the Severance Agreements as the occurrence of any of the following:

1.     any person becomes the beneficial owner of 25% or more of our then outstanding voting securities, regardless of comparative voting power of such securities;

2.     within a two-year period, members of the Board of Directors at the beginning of such period and their approved successors no longer constitute a majority of the Board;

3.     the closing of a merger or other reorganization where the voting securities of the Company prior to the merger or reorganization represent less than a majority of the voting securities after the merger or consolidation; or

4.     stockholder approval of the liquidation or dissolution of the Company.

In addition to Compensation Payments described above, under the Severance Agreements, executives receive accelerated vesting of certain stock options, or if the executive’s employment terminates subsequent to a change in control or within six months before the change in control under defined circumstances, accelerated vesting of all options (“Accelerated Payments”). Any unvested restricted stock and stock options granted prior to 2001 will vest automatically upon a change in control regardless of whether the executive is terminated, as will any stock options granted in 2001 or later which are not assumed by the acquiring company. All unvested stock options granted in 2001 and later, including those assumed by the acquiring company, will vest if the executive becomes eligible for a Compensation

Payment. At the election of the Company, the Company may “cash out” all or part of the executive’s outstanding and unexercised options, with the cash payment based upon the higher of the closing price of the Company’s common stock on the date of termination and the highest per share price for Company common stock actually paid in connection with any change in control.

None of the executives is entitled to a Compensation Payment after a change in control if their termination is (i) by the Company for cause (as defined), or (ii) voluntary and not for good reason (as defined) except as permitted for Mr. Loveman during a 30-day period following the first anniversary of the change in control.

If an executive officer becomes entitled to payments under a Severance Agreement (“Severance Payments”) which is subject to a federal excise tax imposed on the executive (the “Excise Tax”), the severance agreements require the Company to pay the executive an additional amount (the “Gross-Up Payment”) so that the net amount retained by the executive after deduction of any Excise Tax on the Severance Payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial Severance Payments less normal taxes.

Each Severance Agreement has a term of one calendar year and is renewed automatically each year starting January 1 unless we give the executive six months notice of non-renewal. In cases where a potential change in control (as defined) has occurred or the non-renewal is done in contemplation of a potential change in control, we must give the executive one year’s notice. Each Severance Agreement provides that if a change in control occurs during the original or extended term of the agreement, then the agreement will automatically continue in effect for a period of 24 months beyond the month in which the change in control occurred.

The Compensation Payments and Accelerated Payments, respectively, that would have been payable to our executive officers named in the Summary Compensation Table for the Company on January 1, 2006, if (i) a change in control occurred and such executives had been terminated as of that date, and (ii) the Company elected to “cash out” all of the outstanding and unvested stock options of the executives under the Severance Agreements, would have been approximately: Mr. Loveman, $12,034,516 and $50,770,997; Mr. Atwood, $5,093,888 and $7,756,085; Mr. Boushy, $3,481,390 and $7,555,292; Mr. Brammell, $2,196,419 and $7,321,323; and Mr. Wilmott, $5,986,655 and $20,829,350. The Accelerated Payments include the value of any unvested restricted stock, including TARSAP shares, and unexercised stock options that would accelerate upon a change in control and termination of employment, based on the closing price of our common stock on December 30, 2005.

Mr.  Atwood has an account in the EDCP; he has attained the specified age and service requirements set forth in the EDCP, although he is not allowed to contribute any new deferral into the EDCP. Pursuant to the EDCP, Mr. Atwood’s deferred amounts earn interest at a retirement rate (which cannot be lower than a specified formula rate) which is approved annually by the Human Resources Committee. In October 1995, the Human Resources Committee approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the Committee. The retirement rate on post-1995 deferrals during 2005 was the Plan’s minimum retirement rate which was 8.42%, and the retirement rate during 2006 for post-1995 deferrals has been approved once again at the Plan’s minimum retirement rate.

We have established an escrow fund and have deposited into it insurance policies and cash proceeds received from insurance policies. This escrow fund assures the payment of benefits, as they accrue, to participants in the EDCP and in another deferred compensation plan, including, among other participants, our executive officers and non-management directors. The escrow fund is subject to the claims of our creditors in the case of our insolvency or bankruptcy.

Further deferrals into the EDCP were terminated in 2001 when the Human Resources Committee approved the ESSP, which permits certain key employees, including executive officers, to make deferrals of specified percentages of salary and bonus. No deferrals were allowed after December 2004 into ESSP, and the Company approved the Executive Supplemental Savings Plan II (“ESSP II”) that complies with the American Jobs Creation Act of 2004 and allowed deferrals starting in 2005. ESSP II, similar to ESSP, allows participants to choose from a selection of varied investment alternatives and the results of these investments will be reflected in their deferral accounts. To assure payment of these deferrals, a new escrow fund was established similar to the escrow fund for the EDCP. The new escrow fund is funded to match the various types of investments selected by participants for their deferrals.

ESSP and ESSP II do not provide a fixed interest rate as does the EDCP and therefore the market risk of plan investments is borne by participants rather than the Company. To encourage EDCP participants to transfer their account balances to the ESSP thereby reducing the Company’s market risk, the Company approved a program in 2001 that provided incentives to a limited number of participants to transfer their EDCP account balances to the ESSP. Under this program, a currently employed EDCP participant who was five or more years away from becoming vested in the EDCP retirement rate, including any executive officers who were in this group, received an enhancement in his or her account balance if the participant elected to transfer the account balance to the ESSP. The initial enhancement was the greater of (a) twice the difference between the participant’s termination account balance and retirement account balance, (b) 40% of the termination account balance, not to exceed $100,000, or (c) four times the termination account balance not to exceed $10,000. Upon achieving eligibility for the EDCP retirement rate (age 55 and 10 years of service), the participant electing this program will receive an additional enhancement equal to 50% of the initial enhancement. Messrs. Boushy, Brammell, Loveman and Wilmott elected to participate in this enhancement program, and therefore no longer have accounts in the EDCP.

While further deferrals into the EDCP were terminated, and while most EDCP participants transferred their EDCP account balance to the ESSP, amounts deferred pursuant to the EDCP prior to its termination and not transferred to the ESSP remain subject to the terms and conditions of the EDCP and will continue to earn interest as described above.

In 2002, our Board adopted a policy requiring our executives to own shares of our common stock, excluding stock options or unvested restricted stock, having a value equal to or greater than an established multiple ranging between one times and three times the executive’s annual base salary. Mr. Loveman is required to own shares having a value equal to three times his annual base salary, Messrs. Atwood, Boushy and Wilmott are required to own shares having a value equal to twice their annual base salary, and Mr. Brammell is required to own shares having a value equal to his annual base salary. Executives have three years from the date they are elected to their positions to comply with the guidelines. The policy required executives that were in their positions for the last three years to achieve their mandatory level of stock ownership on or before January 1, 2006. All of our named executive officers complied as of that date.

Report of the Human Resources Committee on Executive Compensation

The Human Resources Committee is composed entirely of non-management directors each of whom has been determined to be independent as set forth in our categorical standards and the listing requirements of the New York Stock Exchange. Each member is a non-employee director pursuant to Section 16b under the Securities Exchange Act of 1934 and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986. The Committee is responsible for approving the compensation and equity awards of our executive officers, including the executive officers named in the Summary Compensation Table.

Executive Compensation Policy.   The Company’s executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of the Company’s stockholders. Pursuant to this policy:

•       salaries are linked to competitive factors and salary increases are based primarily on merit;

•       the annual bonus program is competitively-based and provides incentive compensation based on our financial performance; and

•       long-term compensation is tied to enhancing stockholder value and to our financial performance.

In summary, our executive compensation policy is primarily based on performance, with a large portion of potential executive compensation at risk. This policy not only extends to executive officers but also to key managers and professional staff. Approximately 700 key employees participate in the Company’s long-term incentive plans.

The following discussion describes the basic components of our executive compensation policy described in further detail.

Total Compensation Competitively-Based.   For 2005, total compensation for executive officers was targeted to be within a range formed by the median and 75th percentile of a peer group of companies that were identified as having a focus on brand, customers, and service drawn from the hospitality, restaurant, retail, entertainment, and consumer product industries.

Salary.   Salaries are reviewed each year and increases, if any, are based primarily on (i) an executive’s accomplishment of various performance objectives and (ii) competitive salaries of executives holding similar positions within the comparison group. Specific weights for each factor may be established in some circumstances. In addition, salary can be substantially increased if an executive officer is promoted to a higher position or is given greater responsibilities. The Committee approves merit salary increases for all executive officers.

In general, the objectives of executive officers, other than the Chief Executive Officer, are approved by the Chief Executive Officer. These objectives generally relate to achieving functional goals and financial objectives within the officer’s assigned area of responsibility. For example, an objective could relate to completion of a project assigned to that executive’s area of responsibility. The Chief Executive Officer’s assessment of the performance of the other executive officers is based on a subjective review of each officer’s performance. Specific weights may be given to each objective in this assessment in the discretion of the Chief Executive Officer.

Senior Executive Incentive Plans.   The 2005 Senior Executive Incentive Plan (the “2005 Senior Executive Plan”) was approved by the stockholders in 2004 to provide participating executives with incentive compensation based upon the achievement of pre-established performance goals. The 2005 Senior Executive Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility by the Company of compensation paid to officers named in the Summary Compensation Table to $1 million. The Committee approves which executive officers will participate each calendar year prior to, or at the time of, establishment of the performance objectives for a calendar year. In 2005, Messrs. Loveman, Atwood, Boushy, Brammell and Wilmott participated in the 2005 Senior Executive Plan. The 2005 Senior Executive Plan’s objective for 2005 was based on the Company’s EBITDA. Under the 2005 Senior Executive Plan, EBITDA means the Company’s net income before deductions for interest expenses, income tax expense, depreciation expense and amortization expense, adjusted for the following income statement line items: write-downs, reserves and recoveries, project opening costs, and any gain or loss on early extinguishment of debt. Bonus amounts were set at 0.5% of EBITDA.

The Committee has discretion to decrease bonuses under the 2005 Senior Executive Plan and it has been the Committee’s practice to decrease the bonuses by reference to the achieved performance goals and bonus formulas used under the Annual Management Bonus Plan discussed below. See the Summary Compensation Table for specific bonus amounts paid to our named executive officers.

The Committee has determined that the executives named in the Summary Compensation Table and eight other officers will participate in the 2005 Senior Executive Plan for the year 2006. As noted above, the Committee has authority to reduce bonuses earned under the 2005 Senior Executive Plan and also has authority to approve bonuses outside of the 2005 Plan to reward executives for special personal achievement.

Annual Management Bonus Plan.   Pursuant to our Annual Management Bonus Plan, at or near the beginning of each calendar year (a “plan year”), the Committee approves a corporate bonus objective for the Company’s executive officers and other participants in the Annual Management Bonus Plan. This objective can pertain to operating income, pretax earnings, return on sales, earnings per share, a combination of objectives, or another objective approved by the Committee. The objective may change annually to support our business mission. For the 2005 plan year, the plan’s objective was a combination of earnings per share, income from operations, return on invested capital, and customer satisfaction improvement. For the 2006 plan year, the objective remains the same as 2005. Although executive officers that participate in the 2005 Senior Executive Plan do not participate in the Annual Management Bonus Plan, goals are set for our executive officers under this plan.

A bonus matrix is approved by the Committee based on the grade levels of participating executive officers and other participants that will result in the payment of a specified percentage of the participant’s salary if the target objective is achieved. This percentage of salary is adjusted upward or downward based upon the level of achievement. No bonus is awarded if less than a specified percentage of target is achieved unless an exception is approved by the Committee. For 2005, if the target objective was achieved, bonuses ranging from 50% to 150% of salary, depending on the executive’s level, could have been earned. The bonus amounts as a percentage of salary could increase pursuant to a formula that is related to performance above the target objective, with a specified maximum bonus amount of 250% of target for the executive officers who participated in the Annual Management Bonus Plan. The Chief Executive Officer’s bonus opportunity is capped at 250% of bonus-eligible earnings.

For 2006, if the target objective is achieved, bonuses ranging from 50% to 150% of salary, depending on the executive’s level, can be earned. The bonus amounts as a percentage of salary could increase pursuant to a formula that is related to performance above the target objective, with a specified maximum bonus amount of 250% of target for the executive officers who participated in this Plan. The Chief Executive Officer’s bonus opportunity is capped at 250% of bonus-eligible earnings.

Because the Human Resources Committee and Chief Executive Officer have discretion to review an executive officer’s personal performance, the actual bonus awarded pursuant to the Annual Management Bonus Plan may not follow the bonus matrix exactly. This involves a subjective decision by the Committee and the Chief Executive Officer pursuant to the Annual Management Bonus Plan. The Committee also has authority to approve bonuses to award executives for special personal achievement.

The Committee has authority under the Annual Management Bonus Plan to adjust any objective or bonus points with respect to executive officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen.

Equity Awards.   Equity awards in the form of stock options have been approved by the Committee for executive officers and other participants in the Company’s 2001 Executive Stock Incentive Plan and have been granted in the Committee’s discretion. Stock options granted after 2001 have a term of seven years, with the Committee having authority to set different periods of time for vesting and the term of the options. Each executive officer is normally granted an equity award that will give such officer an estimated dollar value of stock compensation targeted to equal a percentage of salary. This percentage increases commensurate with the level of the officer and is determined by an assessment of competitive stock awards. The Committee determines awards that it believes will be suitable for providing an adequate incentive for both performance and retention purposes. The dollar value of the award is determined by applying conventional methods for valuing equity awards.

Upon the closing of the merger with Caesars Entertainment, Inc. in June 2005, the Company assumed the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan. Grants under this plan are available to employees who were employed by Caesars Entertainment, Inc. or its subsidiaries prior to the merger and to new employees of the Company after June 13, 2005. Grants under this plan are not available to employees of the Company before June 13, 2005. If the stockholders approve the Company’s amended and restated 2004 Equity Incentive Award Plan, no future awards will be granted under the Caesars Entertainment, Inc. 2004 Long-Term Incentive Plan.

Our executive officers participate in a Time Accelerated Restricted Stock Award Plan (the “TARSAP Program”) designed to motivate and retain the Company’s key executives in the Company’s current competitive environment and with a view to enhancing stockholder value. Pursuant to the TARSAP Program, certain key executives were granted restricted stock awards (the “Restricted Shares”) pursuant to the Company’s Restricted Stock Plan.

In 2000, the Committee approved the TARSAP II Program, and the executive officers, other than Mr. Loveman, received awards under TARSAP II. The last award under TARSAP II was made in May 2004. These awards fully vest on January 1, 2007, if the participating executive continues in active employment with the Company until that date. Portions of the TARSAP II Restricted Shares were eligible for earlier annual performance vesting at the rate of a 20% non-cumulative installment in 2006 based on the Company’s financial performance in 2005. However, the financial performance measure for 2005 was not met, and therefore, this portion did not vest. All remaining unvested shares will vest on January 1, 2007. The performance targets for TARSAP II are recommended by the Committee and approved by the Board and can be modified in the same manner.

If a change in control occurs, the unvested TARSAP II shares will vest. If a participant is on salary continuation and a change in control occurs, the participant would only be entitled to the next 20% vesting installment of TARSAP II shares not otherwise earned.

The Committee has broad flexibility to oversee and amend TARSAP II and, with Board approval, can modify performance criteria and specific financial targets. The Committee also has the right to make exceptions based on unusual factors or events. To help alleviate the tax burden of the TARSAP II program on participants and to provide an incentive for executives to continue in employment, the Committee has approved a program whereby participants can defer the receipt of their vested TARSAP II shares. The shares can be deferred to a specified date in the future or to six months after the participant’s separation from service, whichever occurs first. The participant can elect to receive a lump sum distribution of shares on the deferral date (or one year after that date) or can elect annual installments of shares over ten years. See the Summary Compensation Table for more information on grants under the TARSAP II to named executive officers. Section 409A of the Code, as adopted by The American Jobs Creation Act of 2004, significantly impacted non-qualified deferred compensation programs, including the program to defer receipt of vested TARSAP II shares by, among other things, prescribing rules with respect to the timing of deferral elections and payments under such programs. The Company intends to amend the TARSAP II, and each of its other non-qualified deferred compensation plans, programs and arrangements, to comply with Section 409A before January 1, 2007, as currently required by the Internal Revenue Service’s proposed regulations under Section 409A.

The amount of an equity award is not dependent on past corporate performance or on the amount of awards previously granted to an executive officer. The actual value of the equity compensation vesting each year depends on the market value of our common stock. We have no other long-term incentive plans for executive officers.

Policy Concerning Tax Deductibility.   The Committee’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of the Company. For 2005, Mr. Loveman received total compensation over the $1 million deductibility limit so that $306,788 of Mr. Loveman’s total compensation will not be deductible by the Company. The Company’s 2005 Senior Executive Incentive Plan is intended to comply with Section 162(m) of the Code so that annual bonuses paid under these plans will be eligible for deduction by the Company. See “Senior Executive Incentive Plan” above.

Chief Executive Officer’s Compensation.   The objectives of our Chief Executive Officer are approved annually by the Committee and the full Board. These objectives vary from year to year, but in general relate to such matters as:

•        developing and implementing the Company’s strategic direction;

•        maximizing stockholder value and increasing the Company’s earnings per share to established goals;

•        fostering the Company’s commitment to financial integrity, legal and regulatory compliance, and ethical business conduct;

•        preserving and enhancing the Company’s leadership in promoting responsible gaming;

•        assuring customer satisfaction and loyalty through operational and service excellence and technological innovation;

•        enhancing employee effectiveness by creating a high performance employee culture and advancing diversity throughout the organization; and

•        pursuing new development opportunities for the Company.

The Committee’s assessment of the Chief Executive Officer’s performance is based on a subjective review of performance against these objectives. Specific weights may be assigned to particular objectives in the discretion of the Committee.

As Chief Executive Officer, Mr. Loveman’s base salary was based on his performance, his responsibilities and the compensation levels for comparable positions in other companies in the hospitality, gaming, entertainment, restaurant and retail industries. Merit increases in his salary is a subjective determination by the Committee, which bases its decision upon his prior year’s performance versus his objectives as well as upon an analysis of competitive salaries. The Committee sets objectives for the Chief Executive Officer each year. These are approved by the Board and are reviewed from time to time during the year by the Committee.

The Committee used the 2005 Senior Executive Incentive Plan to determine the Chief Executive Officer’s bonus for 2005. Under this plan, bonus is based on the Company achieving a specific financial objective. For 2005, the objective was based on the Company’s EBITDA. The target bonus under this plan for Mr. Loveman for 2005 was 0.5% of EBITDA. For 2006, the 2005 Senior Executive Incentive Plan will once again be used to determine the Chief Executive Officer’s bonus and his target bonus for 2006 is 0.5% of EBITDA. The Company has discretion to reduce bonuses (as permitted by Section 162(m) of the Internal Revenue Code), and it is the normal practice of the Committee to reduce the Chief Executive’s bonus by reference to the achievement of performance goals and bonus formulas used under the Annual Management Bonus Plan and pay a bonus in an amount that would have been paid under the Annual Management Bonus Plan if he was a participant under that plan. Under that plan, the Chief Executive’s target for his 2005 bonus would have been 150% of salary, and for 2006 it would be 150% of salary. The bonus amount approved for the Chief Executive Officer’s 2005 performance is set forth in the Summary Compensation Table.

It has been the Committee’s policy to grant significant equity awards in the form of stock options to the Chief Executive Officer that are deemed highly competitive. Option grants to the Chief Executive

Officer in 2005 are detailed in the table titled “Option Grants in the Last Fiscal Year”. The Committee has discretion to grant other forms of equity awards to the Chief Executive Officer. For 2006, the Committee’s policy is to grant equity awards primarily in the form of stock options or stock appreciation rights pursuant to the Amended and Restated 2004 Equity Incentive Award Plan, assuming it is approved by our stockholders at the 2006 Annual Meeting of Stockholders.

Frank J. Biondi, Jr., Chairman
W. Barron Hilton
Ralph Horn
Robert G. Miller
Boake A. Sells
February 15, 2006

Performance of Harrah’s Entertainment Common Stock and Dividends

The line graph below compares the total cumulative return of our common stock to (a) the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”), and (b) the Dow Jones Casinos Index. The graph assumes reinvestment of dividends.

Comparison of Five-Year Cumulative Total Return*
Among Harrah’s Entertainment, Inc., the S&P 500 Index, and
the Dow Jones US Gambling Index

•                     $100 INVESTED ON DECEMBER 31, 2000 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED DECEMBER 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr.  Hilton is Co-Chairman and Mr. Bollenbach is Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation. We own 50% interest in Windsor Casino Limited, which operates Casino Windsor in Ontario, Canada. Hilton Hotels owns the other 50% of Windsor Casino Limited. In addition, we paid Hilton Hotels approximately $450,000 during 2005 related to the use of the “Hilton” name at our Reno Hilton property.

Other than as noted above, there were no reportable relationships or transactions for 2005.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Human Resources Committee, Messrs. Biondi, Hilton, Horn, Miller and Sells, are not current or former officers or employees of the Company or any of our subsidiaries. During 2005, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Human Resources Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of all forms filed. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our officers and directors were met except with respect to Virginia E. Shanks. A Form 4 reporting a stock option grant to Ms. Shanks, due November 10, 2005, was filed on January 17, 2006.

OTHER INFORMATION

Certain Stockholders

The table below sets forth, to the best of our knowledge, information regarding the beneficial owners of more than 5% of the Company’s common stock as of December 31, 2005. The sources of this information are Schedules 13G filed by the listed beneficial owners with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Capital Research and Management Company	15,570,340	(a)	8.5%
333 South Hope Street
Los Angeles, CA 90071
Janus Capital Management, LLC	14,689,603	(b)	8.0%
151 Detroit Street
Denver, Colorado 80206
Goldman Sachs Asset Management, L.P.	12,635,821	(c)	6.9%
32 Old Slip
New York, NY 10005
Private Capital Management, L.P. Blvd.	12,333,370	(d)	6.7%
8889 Pelican Bay
Naples, FL 34108

(a)           Capital Research and Management Company has reported sole voting power as to 5,174,000 shares and sole dispositive power as to 15,570,340 shares. The Growth Fund of America, Inc., an investment company advised by Capital Research and Management Company, has reported sole voting power of 9,811,036 shares. The source of this information is a Schedule 13G/A filed by Capital Research and Management Company with the Securities and Exchange Commission dated February 6, 2006.

(b)          Janus Capital Management, LLC has reported sole voting and dispositive power as to 10,563,502 shares and shared voting and dispositive power as to 4,126,101 shares. The source of this information is a Schedule 13G filed by Janus Capital Management, LLC with the Securities and Exchange Commission dated February 14, 2006.

(c)           Goldman Sachs Asset Management, L.P. has reported sole voting power as to 11,185,695 shares and sole dispositive power as to 12,635,821 shares. The source of this information is a Schedule 13G/A filed by Goldman Sachs Asset Management, L.P. with the Securities and Exchange Commission dated February 8, 2006.

(d)          Private Capital Management, L.P., a subsidiary of Legg Mason, Inc., has reported shared voting and dispositive power as to these shares. Bruce S. Sherman, the CEO of Private Capital Management, and Gregg J. Powers, the President of Private Capital Management, each have shared voting and dispositive power as to these shares as well. The source of this information is a Schedule 13G/A filed by Private Capital Management with the Securities and Exchange Commission dated February 14, 2006.

Cost of Solicitation

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, some of our directors, officers or employees, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. We have retained D.F. King & Co. to assist in the solicitation of proxies with respect to our common stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co. is $9,000, plus expenses.

Stockholder Proposals for 2007 Annual Meeting

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2007 Annual Meeting, it must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Harrah’s Entertainment, Inc., One Harrah’s Court, Las Vegas, Nevada 89119, and must be received no later than November 20, 2006. In addition, our bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. Pursuant to our bylaws (but not as required by SEC Rule 14a-8 for inclusion in our proxy materials), in order for business to be properly brought before an annual meeting by a stockholder, including the nomination of a director, the stockholder’s written notice of the matter must be received by the Corporate Secretary not less than 60 days nor more than 90 days before the meeting. If the Company gives less than 70 days prior notice or prior public disclosure of the meeting, the stockholder’s notice must be received by the close of business on the tenth day following the day the notice of the meeting was mailed or such public disclosure was made, whichever first occurs. For our 2007 Annual Meeting, the date of which has not been definitively set, such notice must be received not earlier than January 26, 2007, and not later than February 25, 2007. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as required by our bylaws and must otherwise comply with all applicable law. A copy of our bylaws is available to a stockholder by sending a written request to our Corporate Secretary. A proposal that meets all the requirements of our bylaws and applicable law but not the requirements of SEC Rule 14a-8 may be presented at the meeting but will not be included in the proxy statement for the 2007 Annual Meeting. Any matter that does not meet the requirements for submitting a proposal or nominee will not be eligible for presentation at the meeting and the chairman may refuse to acknowledge the introduction of any such proposal or nominee. The Company will have discretionary authority to vote shares under proxies we solicit concerning matters which we did not have notice by a certain date, and, to the extent permitted by law, on any other business that may properly come before the 2007 Annual Meeting and any adjournments.

By Direction of the Board of Directors

Michael D. Cohen
Las Vegas, Nevada	Corporate Secretary
March 14, 2006

ANNEX A

HARRAH’S ENTERTAINMENT, INC.

BOARD OF DIRECTORS
CATEGORICAL STANDARDS FOR INDEPENDENCE

The following categorical standards are used in determining whether a relationship is material and, thus, would disqualify a director from being independent:

In any of the past three fiscal years, the director was an employee of the Company or any of its subsidiaries, or an immediate family member of the director was an executive officer of the Company or any of its subsidiaries;

In any of the past three fiscal years, the director (or an immediate family member of the director) received more than $100,000 in a single year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

In any of the past three fiscal years, the director was affiliated with or employed by a present or former internal or external auditor of the Company or an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

In any of the past three fiscal years, the director (or an immediate family member of the director) was employed as an executive officer of another company where any of the Company’s executives served on that company’s compensation committee;

The director (or an immediate family member) was an executive officer or employee of another company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which in any of the past three fiscal years exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues, or in the past or current fiscal year exceeded two percent (2%) of the Company’s consolidated gross revenues for such fiscal year;

The director (or an immediate family member of the director) was an affiliate of a company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount in the past or current fiscal year that exceeded two percent (2%) of either the Company’s or such other company’s consolidated gross revenues for its last full fiscal year;

The director (or an immediate family member of the director) is an affiliate or executive officer of another company to which the Company was indebted during the past or current fiscal year (other than as a non-agent participant of a syndicate of commercial lending institutions) and the total amount of indebtedness exceeds two percent (2%) of the total consolidated assets of the Company at the end of such fiscal year;

A-1

The director (or an immediate family member of the director) is an officer, director or trustee of a charitable organization where the Company’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in the last or current fiscal year exceeds the greater of $1 million or two percent (2%) of that organization’s consolidated gross revenues;

The director (or an immediate family member of the director) is a member of, or of counsel to, a law firm that provides legal services to the Company on a regular basis; or

The director is in a position of any substantially similar relationship to those listed above of which the Board is aware.

For purposes of the foregoing, “affiliate” includes any person beneficially owning directly or indirectly in excess of 10% of the voting power of, or who is a general partner or a managing member of, such entity.

A-2

ANNEX B

HARRAH’S ENTERTAINMENT, INC.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

1.1   GENERAL.    The purpose of the Harrah’s Entertainment, Inc. Amended and Restated 2004 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Harrah’s Entertainment, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan is an amendment and restatement of the Harrah’s Entertainment, Inc. 2004 Equity Incentive Award Plan which shall be effective as of the Effective Date, subject to approval by the Company’s stockholders as set forth in Section 13.1 hereof.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1   DEFINITIONS.   The following words and phrases shall have the following meanings:

(a)   “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

(b)   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Cause” means as follows (references in this definition to the male gender include the female gender):

(1)   A Participant’s willful failure to perform substantially his or her duties or to follow a lawful reasonable directive from his or her supervisor (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him or her by his or her supervisor which specifically identifies the manner in which his or her supervisor believes that he or she has not substantially performed his or her duties or to follow a lawful reasonable directive and he or she is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure to substantially perform, if curable;

(2)   (A) Any willful act of fraud, or embezzlement or theft by a Participant, in each case, in connection with his or her duties to the Company or in the course of his or her employment with the Company or (B) a Participant’s admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation, in each case, against the Company;

(3)   A Participant being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in any state or territory in which the Company may operate.

(4)   (A) A Participant’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002 if applicable to the Participant, provided that such violation or noncompliance resulted in material economic harm to the Company, or (B) a final judicial order or determination prohibiting a Participant from service as an officer pursuant to the Exchange Act and the rules of the New York Stock Exchange.

For purposes of this subsection (d), no act or failure to act on a Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based on a directive from the Participant’s supervisor or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Any other rights of a Participant regarding termination for cause that are contained in a written agreement between the Company and the Participant shall be preserved.

(e)   “Change of Control” means and includes each of the following:

(1)   the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(A)   an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(B)   an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(C)   an acquisition of voting securities pursuant to a transaction described in clause (3) below that would not be a Change of Control under clause (3);

Notwithstanding the foregoing, neither of the following events shall constitute an “acquisition” by any person or group for purposes of this subsection (e): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 25% or more of the combined voting power of the Company’s then outstanding voting securities;  provided, however, that if a person or group shall become the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the

Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(2)   during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this subsection (e)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(3)   the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction

(A)   which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)   after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the Successor Entity;  provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 25% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(4)   the Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(f)   “Code” means the Internal Revenue Code of 1986, as amended.

(g)   “Committee” means the committee of the Board described in Article 12.

(h)   “Consultant” means any consultant or adviser if:

(1)   The consultant or adviser renders bona fide services to the Company;

(2)   The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(3)   The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

(i)   “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(j)   “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

(k)   “Disability” means, for purposes of this Plan, that the Participant either qualifies or would qualify if they were a participant in the Company’s long-term disability insurance program to receive long-term disability payments under such program, as it may be amended from time to time.

(l)   “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

(m)   “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)   “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the average of the high and low trading prices for a share of Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for the immediately preceding date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

(p)   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(q)   “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(r)   “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(s)   “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(t)   “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

(u)   “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

(v)   “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(w)   “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(x)   “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(y)   “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(z)   “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(aa)   “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(bb)   “Plan” means this Harrah’s Entertainment, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as it may be amended from time to time.

(cc)   “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(dd)   “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

(ee)   “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

(ff)   “Stock” means the common stock of the Company, par value $0.10 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

(gg)   “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

(hh)   “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

(ii)   “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1   NUMBER OF SHARES.

(a)   Subject to Article 11, the aggregate number of shares of Stock which may be issued pursuant to Awards under the Plan shall be the sum of: (i) the number of shares of Stock available for issuance under the Plan immediately prior to the Effective Date of this amended and restated Plan; plus (ii) eleven million five hundred thousand (11,500,000) shares. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

(b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, any shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against the number of shares of Stock available for issuance under the Plan.

3.2   STOCK DISTRIBUTED.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3    LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS.   Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a rolling three-year period (measured from the date of any grant) shall be 3,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1   ELIGIBILITY.

(a)   GENERAL.   Persons eligible to participate in this Plan include Employees, Consultants, and all members of the Board, as determined by the Committee.

(b)   FOREIGN PARTICIPANTS.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants or members of the Board, the Committee, in its sole discretion, shall have the power and authority to:

(1)   determine which Subsidiaries shall be covered by the Plan;

(2)   determine which Employees, Consultants or members of the Board outside the Unites States are eligible to participate in the Plan;

(3)   modify the terms and conditions of any Award granted to Employees, Consultants or members of the Board outside the United States to comply with applicable foreign laws;

(4)   establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and

(5)   take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

4.2   ACTUAL PARTICIPATION.   Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1   GENERAL.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    EXERCISE PRICE.   The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of Fair Market Value on the date of grant.

(b)   TIME AND CONDITIONS OF EXERCISE.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under the Plan shall not exceed ten years, and provided further, that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant’s death. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment is terminated for Cause.

(c)    PAYMENT.   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)   EVIDENCE OF GRANT.   All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2   INCENTIVE STOCK OPTIONS.   Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

(a)    EXERCISE PRICE.   The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(b)   EXPIRATION OF OPTION.   An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

(1)   Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2)   The Participant’s termination of employment for Cause or termination of employment or service for any other reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(3)   One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(c)    INDIVIDUAL DOLLAR LIMITATION.   The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d)   TEN PERCENT OWNERS.   An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e)    TRANSFER RESTRICTION.   The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (1) two years from the date of grant of such Incentive Stock Option or (2) one year after the transfer of such shares of Stock to the Participant.

(f)    EXPIRATION OF INCENTIVE STOCK OPTIONS.   No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g)    RIGHT TO EXERCISE.   During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3   SUBSTITUTION OF STOCK APPRECIATION RIGHTS.   The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1   GRANT OF RESTRICTED STOCK.   The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2   ISSUANCE AND RESTRICTIONS.   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3   FORFEITURE.   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4   CERTIFICATES FOR RESTRICTED STOCK.   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1   GRANT OF STOCK APPRECIATION RIGHTS.   A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2   COUPLED STOCK APPRECIATION RIGHTS.

(a)    A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b)   A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c)    A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the

CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

7.3   INDEPENDENT STOCK APPRECIATION RIGHTS.

(a)    An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b)   An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

7.4   PAYMENT AND LIMITATIONS ON EXERCISE

(a)    Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b)   To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1   PERFORMANCE SHARE AWARDS.   Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2   PERFORMANCE STOCK UNITS.   Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3   DIVIDEND EQUIVALENTS

(a)    Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b)   Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4   STOCK PAYMENTS.   Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5   DEFERRED STOCK.   Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6   RESTRICTED STOCK UNITS.   The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7   OTHER STOCK-BASED AWARDS.   Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8   TERM.   The term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.9   EXERCISE OR PURCHASE PRICE.   The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable state law.

8.10   EXERCISE UPON TERMINATION OF EMPLOYMENT OR SERVICE.    An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11   FORM OF PAYMENT.   Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12   AWARD AGREEMENT.    All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1   PURPOSE.   The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Article 6 or 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Article 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2   APPLICABILITY.   This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3   PROCEDURES WITH RESPECT TO PERFORMANCE-BASED AWARDS.   To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4   PAYMENT OF PERFORMANCE-BASED AWARDS.   Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5   ADDITIONAL LIMITATIONS.   Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1   STAND-ALONE AND TANDEM AWARDS.   Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2   AWARD AGREEMENT.   Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3   EFFECT OF TERMINATION FOR CAUSE.   Unless expressly provided otherwise provided in an Award Agreement, a Participant’s Awards and all rights thereunder shall be forfeited immediately if a Participant’s employment is terminated for Cause.

10.4   LIMITS ON TRANSFER.   No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are the Participant or  members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding the foregoing, any assignment, transfer or other disposition by a Participant of any Award shall be made without consideration.

10.5   BENEFICIARIES.   Notwithstanding Section 10.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.6   STOCK CERTIFICATES.   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1   ADJUSTMENTS.   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

11.2   ACCELERATION UPON A CHANGE OF CONTROL.   If a Change of Control occurs, a Participant’s Awards are converted, assumed, or replaced by a successor, and the Participant’s employment with the Company or any Subsidiary is terminated without Cause within 24 months following the date of the Change of Control, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. If a Change of Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 5.2(c), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3   OUTSTANDING AWARDS—CERTAIN MERGERS.   Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.4   OUTSTANDING AWARDS—OTHER CHANGES.   In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.5   NO OTHER RIGHTS.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1   COMMITTEE.    The Plan shall be administered by the Human Resources Committee of the Board; provided, however that the Human Resources Committee may delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Participants other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act or (ii) Employees who are “covered employees” within the meaning of Section 162(m) of the Code. The Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director”

pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Human Resources Committee ceases to exist and the Board does not appoint a successor Committee.

12.2   ACTION BY THE COMMITTEE.   A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3   AUTHORITY OF COMMITTEE.   Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)  Designate Participants to receive Awards;

(b)         Determine the type or types of Awards to be granted to each Participant;

(c)          Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)         Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)          Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)            Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)          Decide all other matters that must be determined in connection with an Award;

(h)         Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)            Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)             Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4   DECISIONS BINDING.   The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1   EFFECTIVE DATE.   This amended and restated Plan is effective as of the date it is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws. If the Company’s stockholders do not approve the Plan as amended and restated at the 2006 Annual Meeting of Stockholders (scheduled for April 26, 2006), the Harrah’s Entertainment, Inc. 2004 Equity Incentive Award Plan will continue in full force and effect in accordance with its terms as in effect prior to this amendment and restatement.

13.2   EXPIRATION DATE.   The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date or such earlier date as the Committee may determine, in its sole discretion. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1   AMENDMENT, MODIFICATION, AND TERMINATION.   With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (ii) stockholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2   AWARDS PREVIOUSLY GRANTED.   No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1   NO RIGHTS TO AWARDS.   No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2   NO STOCKHOLDERS RIGHTS.   No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3   WITHHOLDING.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4   NO RIGHT TO EMPLOYMENT OR SERVICES.   Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5   UNFUNDED STATUS OF AWARDS.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6   INDEMNIFICATION.   To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7   RELATIONSHIP TO OTHER BENEFITS.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8   EXPENSES.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9   TITLES AND HEADINGS.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10   FRACTIONAL SHARES.   No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11   LIMITATIONS APPLICABLE TO SECTION 16 PERSONS.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12   GOVERNMENT AND OTHER REGULATIONS.   The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13   SECTION 409A.   To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.14   GOVERNING LAW.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

Harrah’s Entertainment, Inc.
Annual Meeting of Stockholders
April 25, 2006 at 11:00 a.m.

Scintas Showroom
Rio All-Suite Hotel & Casino
3700 West Flamingo Road
Las Vegas, Nevada

A limited number of rooms have been reserved at the Rio
for our stockholders attending the 2006 Annual Meeting.
These rooms may be reserved through
April 14, subject to availability.
For reservations call (888) 746-6955 and refer to Group Code RHETSH6.

If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement for the 2006 Annual Meeting and 2005 annual report electronically at our web site, http://investor.harrahs.com

HARRAH’S ENTERTAINMENT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD APRIL 25, 2006

The undersigned hereby appoints Gary W. Loveman and Michael D. Cohen, and each of them, and his or her attorneys and agents, with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Stockholders of Harrah’s Entertainment, Inc. (the “Company”) to be held on April 25, 2006 at 11:00 a.m. in the Scintas Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada, and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy also constitutes confidential voting instructions for the use of participants in the Company’s Stock Fund of the Company’s Savings and Retirement Plan, the Horseshoe Gaming Holding Corp. 401(K) Plan, the Caesars Entertainment, Inc. 401(K) Plan, and the Grand Casinos, Inc. 401(K) Plan.

All shares of the Company’s Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for a proposal are indicated on an executed Proxy Card, such proxies will be voted in accordance with the recommendation of the Board of Directors as set forth herein with respect to such proposal.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone — simply follow the instruction on the reverse side of this card. If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it in the envelope provided.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE FOLLOWING BOX AND PROMPTLY RETURN THIS PROXY CARD.	☐	HARRAH’S ENTERTAINMENT, INC. P.O. BOX 11025 NEW YORK, N.Y. 10203-0025

IF YOU REQUEST TO ACCESS FUTURE PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY, AND AGREE TO DO SO, PLEASE MARK THIS BOX.	☐

PLEASE SIGN AND DATE ON REVERSE SIDE

HARRAH’S
ENTERTAINMENT		3 EASY WAYS TO VOTE YOUR PROXY
INC.

INTERNET			TELEPHONE			MAIL

https://www.proxyvotenow.com/het		1-866-358-4701
• Go to the website address listed	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
above.		•	Have your proxy card ready.		•	Detach your proxy card.
• Have your proxy card ready.		•	Follow the simple recorded		•	Return your proxy card in the
• Follow the simple instructions that			instructions.			postage-paid envelope provided.
appear on your computer screen.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO MAIL IN YOUR PROXY CARD. INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

1-866-358-4701
CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

PLEASE SIGN, DATE AND
MAIL THIS PROXY CARD			☒
PROMPTLY USING THE			Votes must be indicated
ENCLOSED ENVELOPE			(x) in Black or Blue ink.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR:
					FOR	AGAINST	ABSTAIN
1. Election of Class I directors for three-year terms expiring at the 2009 Annual Meeting.				2. Approval of the Company’s Amended and Restated 2004 Equity Incentive Award Plan	☐	☐	☐

FOR ALL ☐	WITHHOLD FOR ALL	☐	EXCEPTIONS ☐

Nominees: 01 - Charles L. Atwood, 02 - R. Brad Martin, and 03 - Gary G. Michael				3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2006 calendar year.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below. If authority to vote for any nominee is not withheld, this  signed proxy will be deemed to grant authority to vote for the nominee.)

				To change your address, please mark this box.			☐

*Exceptions

SCAN LINE

Signatures of stockholders should correspond exactly with the names shown on the Proxy Card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should both sign.

Date	Share Owner sign here	Co-Owner sign here